Exhibit 2.2

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated to be effective as of October 31, 2016, by and between MERCHANTS BANCORP, an Indiana corporation (“Merchants”), MB ACQUISITION CORP. (“Acquisition Corp”), an Indiana corporation, and BLUESTEM DEVELOPMENT CORPORATION, an Illinois corporation (“BDC”).

W I T N E S S E T H:

WHEREAS, Merchants is an Indiana corporation registered as a bank holding company under the federal Bank Holding Company Act of 1956, as amended (the “BHC Act”), with its principal office located in Carmel, Hamilton County, Indiana; and

WHEREAS, BDC is an Illinois corporation registered as a bank holding company under the BHC Act, with its principal office located in Joy, Mercer County, Illinois; and

WHEREAS, Joy State Bank (“JSB”), an Illinois state chartered bank, is a wholly owned subsidiary of BDC;

WHEREAS, Acquisition Corp is an Indiana corporation formed for the purpose of facilitating Merchants’ acquisition of BDC and JSB;

WHEREAS, Merchants and BDC seek to affiliate through a corporate reorganization whereby Acquisition Corp will merge with and into BDC, with BDC as the surviving entity, and thereafter BDC shall be a direct, wholly owned subsidiary of Merchants and JSB shall be an indirect, wholly owned subsidiary of Merchants; and

WHEREAS, the Boards of Directors of each of the parties hereto have determined that it is in the best interests of their respective corporations to consummate the merger provided for herein and have approved this Agreement, authorized its execution and designated this Agreement a plan of merger; and

NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby make this Agreement and prescribe the terms and conditions of the merger of Merchants with and into BDC, and the mode of carrying such merger into effect as follows:

ARTICLE I.

THE MERGER

1.01                        The Merger

(a)                                 General Description. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Illinois Business Corporation Act of 1983 and the

Indiana Business Corporation Law, each as amended, at the Effective Time (as defined in Article IX hereof), Acquisition Corp shall merge with and into BDC (the “Merger”). BDC shall survive the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) as a wholly owned subsidiary of Merchants and shall continue its corporate existence under the laws of the State of Illinois pursuant to the provisions of and with the effect provided in the Illinois Business Corporation Act of 1983, as amended. As a result of the Merger, JSB shall become an indirect, wholly owned subsidiary of Merchants.

(b)                                 Name, Officers and Directors.

(i)                                     The name of the Surviving Corporation shall be “Bluestem Development Corporation.” Its principal office shall be located at 101 West Main Street, Joy, Illinois.

(ii)                                  The officers of Acquisition Corp serving at the Effective Time shall continue to serve as the officers of the Surviving Corporation, until such time as their successors shall have been duly elected and have qualified or until their earlier resignation, death or removal from office.

(iii)                               The directors of Acquisition Corp serving at the Effective Time shall continue to serve as the directors of the Surviving Corporation, until such time as their successors have been duly elected and have qualified or until their earlier resignation, death, or removal as a director.

(iv)                              At the Effective Time, the Surviving Corporation shall elect a new board of directors of JSB.

(c)                                  Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of BDC in existence at the Effective Time shall remain the Articles of Incorporation and By-Laws of the Surviving Corporation following the Effective Time, until such Articles of Incorporation and By-Laws shall be further amended as provided by applicable law.

(d)                                 Effect of the Merger. At the Effective Time, the title to all assets, real estate and other property owned by BDC and Acquisition Corp shall vest in Surviving Corporation as set forth in Indiana Code Section 23-1-40-6 and Illinois Comp. Stat. § 5/11.50, each as amended, without reversion or impairment. At the Effective Time, all liabilities of BDC and Acquisition Corp shall be assumed by Surviving Corporation as set forth in Indiana Code Section 23-1-40-6 and Illinois Comp. Stat. § 5/11.50, each as amended.

(e)                                  Integration. At the Effective Time and subject to the terms and conditions of this Agreement, the parties hereto currently intend to effectuate, or cause to be effectuated, the Merger, pursuant to Articles of Merger, substantially in the form attached hereto as Exhibit 1.01(e)(i), and a Plan of Merger, substantially in the form attached hereto as Exhibit 1.01(e)(ii). The parties agree to cooperate and to take all reasonable actions prior to or following the Effective Time, including executing all requisite documentation, as may be reasonably necessary to effect the Merger.

1.02                        Reservation of Right to Revise Structure

At Merchants’ election, the Merger may alternatively be structured so that (a) BDC is merged directly with and into Merchants, with Merchants as the surviving entity, or (b) Acquisition Corp is not merged with or into BDC and BDC is not merged with or into Merchants, Acquisition Corp, or any other entity, but instead BDC shall sell all of the stock of JSB held by BDC to Michael F. Petrie, an individual and Indiana resident, and Randall D. Rogers, an individual and Florida resident, in their capacity as individuals and not on behalf of Acquisition Corp or Merchants; provided, however, that no such alternative structure shall (y) alter or change the amount or kind of the Merger Consideration (as hereinafter defined) or (z) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute any appropriate amendment or amendments to this Agreement (which amendments will include an additional $25,000 in purchase price to offset the expense of dissolving BDC), and in the event of an election under subsection (b) Merchants will be responsible for causing Michael F. Petrie and Randall D. Rogers to join this Agreement and/or any amendment to this Agreement, (to the extent any such amendment only changes the method of effecting the change in ownership of JSB and does not substantively affect this Agreement or the rights and obligations of the parties or their respective shareholders) in order to reflect such election.

In the event that Merchants’ elects to revise the structure of the Merger as provided by subsection (b) of this Section 1.02, BDC acknowledges that upon consummation thereof BDC would still exist as a separate entity, would not be a subsidiary or affiliate of or controlled by Merchants. BDC would be responsible for making any distributions of the Merger Consideration to its shareholders, and for making any corporate decisions after consummation, such as whether to dissolve and wind up its affairs, in addition to, but not limited to, taking any actions necessary to effectuate and paying any expenses related thereto. BDC agrees that Merchants’ election to revise the structure of the Merger as provided by subsection (b) of this Section 1.02 would not in and of itself be considered to materially impede or delay consummation of the transactions contemplated by this Agreement or to substantively affect this Agreement or the rights and obligations of BDC, JSB, or their respective shareholders.

1.03                        Absence of Control

Subject to any specific provisions of the Agreement, it is the intent of the parties to this Agreement that neither Merchants nor BDC by reason of this Agreement shall be deemed (until consummation of the transactions contemplated herein) to control, directly or indirectly, the other party or any of its respective Subsidiaries (as such term is defined below) and shall not exercise or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party or any of its respective Subsidiaries.

1.04                        Rights of Dissenting Shareholders

Shareholders of BDC who properly exercise and perfect statutory dissenter’s rights shall have the rights accorded to dissenting shareholders under 805 Illinois Comp. Stat. § 5/11.70. Shares with respect to which dissenter’s rights have been asserted are referred to as “Dissenter’s Shares.”

ARTICLE II.

MANNER AND BASIS OF EXCHANGE OF STOCK

2.01                        Consideration

(a)                                 Merger Consideration. Subject to the terms and conditions of this Agreement, at the Effective Time, the aggregate consideration paid pursuant to the Merger shall be $5,034,000 (as adjusted in accordance with the terms of this Agreement) whereby each share of common stock, without par value, of BDC (“BDC Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares held as treasury stock of BDC and (ii) shares held directly or indirectly by Merchants, except shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, if any) shall be redeemed and cancelled and be converted into the right to receive $503.40 (the “Per Share Merger Consideration”) in cash for each share of BDC Common Stock (the “Merger Consideration”). At the Effective Time, the BDC Consolidated Shareholders’ Equity (as defined below) shall not be less than $4,195,000 (the “Minimum BDC Consolidated Shareholders’ Equity”).

(b)                                 Certificate of BDC Consolidated Shareholders’ Equity. BDC shall provide Merchants with a certificate signed by duly authorized officers of BDC certifying the BDC Consolidated Shareholders’ Equity (as defined below) at the Effective Time. The BDC Consolidated Shareholders’ Equity certificate shall be in the form attached as Exhibit 2.01(b) hereto. For purposes of this Agreement, “BDC Consolidated Shareholders’ Equity” shall mean the consolidated shareholders’ equity of BDC as of the end of the month prior to the Effective Time determined in accordance with GAAP plus any costs or expenses of BDC and its Subsidiaries arising out of or relating to the Merger or the transactions contemplated by this Agreement fully paid or accrued less the amount of any (i) outstanding tax obligation of BDC and its Subsidiaries not fully paid or accrued, (ii) the Environmental Costs (as defined in Section 5.07(b) hereof) not fully paid or accrued, (iii) any deferred compensation, life insurance benefit, change in control, severance, or similar payments payable to, or for the benefit of, directors, officers or employees of BDC and its Subsidiaries not fully paid or accrued, and (iv) the net accumulated other comprehensive income/(loss) as of the end of the month prior to the Effective Time.

2.02                        Exchange Procedures

(a)                                 At and after the Effective Time, each certificate representing shares of BDC Common Stock (“Certificate Share”) and each book-entry share which immediately prior to the Effective Time represented the shares of BDC Common Stock (“Book-Entry Shares”) shall represent only the right to receive the Merger Consideration in accordance with the terms of this Agreement. Collectively, the Certificate Shares and Book-Entry Shares are referred to as the “Old Shares.”

(b)                                 At least thirty (30) days prior to the Effective Time, Merchants shall deliver to BDC the form letter of transmittal Merchants desires be delivered with the Old Shares, as well as any instructions for delivery of shares of BDC Common Stock at the Effective Time. Prior to the Effective Time, BDC shall collect from the shareholders of BDC the fully executed transmittal letters, any certificates representing the Old Shares, and such other documentation as may reasonably be requested by Merchants (including any bond or other indemnity satisfactory to Merchants if any of such certificates are lost, stolen or destroyed) (collectively, the “Transmittal Documents”).

(c)                                  At the Effective Time, BDC shall deliver to Merchants the Transmittal Documents, and each holder of shares of BDC Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the BDC Common Stock represented by the Transmittal Documents for such holder. No interest will be paid on any Merger Consideration that any such holder shall be entitled to receive pursuant to this Article II.

(d)                                 The stock transfer books of BDC shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of BDC of any shares of BDC Common Stock. If, after the Effective Time, Old Shares are presented to Merchants, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.02.

(e)                                  Merchants shall be entitled to rely upon BDC’s stock transfer books to establish the identity of those individuals, partnerships, corporations, trusts, joint ventures, organizations or other entities (each, a “Person”) entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Old Share, Merchants shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved from any and all liability with respect to any claims thereto.

(f)                                   If any Old Share shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Share to be lost, stolen, or destroyed and, if required by Merchants, the posting by such Person of a bond or other indemnity satisfactory to Merchants as indemnity against any claim that may be made against it with respect to such Old Share, Merchants will issue in exchange for such lost, stolen, or destroyed Old Share the Merger Consideration deliverable in respect thereof pursuant to Section 2.01 hereof.

(g)                                  Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of BDC Common Stock that are held as treasury stock of BDC or owned by Merchants (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be cancelled and shall cease to exist and no Merger Consideration shall be exchanged therefor.

(h)                                 Notwithstanding the foregoing, no party hereto shall be liable to any former holder of BDC Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF BDC

On or prior to the date hereof, BDC has delivered to Merchants a schedule (the “BDC Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article III or to one or more of its covenants contained in Article V and Article VI.

For the purpose of this Agreement, and in relation to BDC, a “Material Adverse Effect” means any effect that (i) is material and adverse to the results of operations, properties, assets, liabilities, conditions (financial or otherwise), value or business of BDC and its Subsidiaries (as such term is defined below) taken as a whole, or (ii) would materially impair the ability of BDC to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability to banks or their holding companies or interpretations thereof by courts or any Governmental Authority (as defined below), (b) GAAP or regulatory accounting requirements applicable to banks or their holding companies generally, (c) effects of any action or omission taken with the prior written consent of Merchants, (d) changes resulting from expenses (such as legal, accounting and investment bankers’ fees) incurred in connection with this Agreement or the transactions contemplated herein, (e) the impact of the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of BDC and its Subsidiaries, and (f) the occurrence of any military or terrorist attack within the United States or any of its possessions or offices; provided, that without regard to any other provision of this Agreement, and without limiting other events or circumstances that may constitute a “Material Adverse Effect”, a “Material Adverse Effect” shall be deemed to have occurred in the event of the imposition of a formal regulatory enforcement action against BDC or JSB following the date of this Agreement.

For the purpose of this Agreement, and in relation to BDC and its Subsidiaries, “knowledge” means those facts that are known or should have been known after due inquiry by the directors and executive officers of BDC and its Subsidiaries. Additionally, for the purpose of this Agreement, and in relation to BDC, its “Subsidiaries” shall mean any entity which is required to be consolidated with BDC for financial reporting purposes pursuant to United States generally accepted accounting principles (“GAAP”).

Accordingly, BDC hereby represents and warrants to Merchants as follows, except as set forth in its Disclosure Schedule:

3.01                        Organization and Authority

(a)                                 BDC is a corporation duly organized and validly existing under the laws of the State of Illinois and is a registered bank holding company under the BHC Act. BDC has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. BDC has previously provided Merchants with a complete list of its Subsidiaries. Except for its Subsidiaries, at the Effective Time BDC will own no voting stock or equity securities of any corporation, partnership, association or other entity.

(b)                                 JSB is a bank chartered and existing under the laws of the State of Illinois. JSB has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Except as set forth in the BDC Disclosure Schedule, JSB owns no voting stock or equity securities of any corporation, partnership, association or other entity.

(c)                                  Each of BDC’s Subsidiaries other than JSB is duly organized and validly existing under the laws of its jurisdiction of organization, and has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

3.02                        Authorization

(a)                                 BDC has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Sections 7.02(d) and (e) hereof. As of the date hereof, BDC is not aware of any reason why the approvals set forth in Section 7.02(d) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.02(d). This Agreement and its execution and delivery by BDC have been duly authorized and approved by the Board of Directors of BDC and, assuming due execution and delivery by Merchants, constitutes a valid and binding obligation of BDC, subject to the fulfillment of the conditions precedent set forth in Section 7.02 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors’ rights.

(b)                                 Neither the execution of this Agreement nor consummation of the Merger contemplated hereby: (i) conflicts with or violates the Articles of Incorporation or By-Laws of BDC or the charter documents of any of BDC’s Subsidiaries; (ii) conflicts with or violates any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Merger are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which BDC or any of its Subsidiaries is a party or by which BDC or any of its Subsidiaries is subject or bound; (iv) results in the creation of or gives any Person the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than Merchants) or any other adverse interest, upon any right, property or asset of BDC or any of its Subsidiaries which would be material to BDC; or (v) terminates or gives any Person the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which BDC or any of its Subsidiaries is bound or with respect to which BDC or any of its Subsidiaries is to perform any duties or obligations or receive any rights or benefits which would be to BDC.

(c)                                  Other than in connection or in compliance with the provisions of the applicable federal and state banking, securities, antitrust and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for consummation of the Merger by BDC.

3.03                        Capitalization

(a)                                 The authorized capital stock of BDC as of the date hereof consists, and at the Effective Time will consist, of 100,000 shares of BDC Common Stock, 10,000 shares of which shares are issued and outstanding. Such issued and outstanding shares of BDC Common Stock have been duly and validly authorized by all necessary corporate action of BDC, are validly issued, fully paid and nonassessable and have not been issued in violation of any pre-emptive rights of any present or former BDC shareholder. BDC has no capital stock authorized, issued or outstanding other than as described in this Section 3.03(a) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of BDC Common Stock. Each share of BDC Common Stock is entitled to one vote per share.

(b)                                 All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of BDC are owned by BDC free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other Person with respect thereto.

(c)                                  There are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of BDC Common Stock or any of BDC’s Subsidiaries, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of BDC or its Subsidiaries, by which BDC is or may become bound. BDC does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of BDC Common Stock. There are no voting trusts, voting arrangements, buy-sell agreements or similar arrangements affecting the capital stock of BDC or its Subsidiaries.

(d)                                 Except as set forth in the BDC Disclosure Schedule, BDC has no knowledge of any Person which beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “1934 Act”)) 5% or more of the outstanding shares of BDC Common Stock.

(e)                                  JSB is “well capitalized” as such term is defined under Federal Deposit Insurance Corporation’s capital adequacy regulations (12 C.F.R. § 324), as amended.

3.04                        Organizational Documents

The Articles of Incorporation and By-Laws of BDC and any similar governing documents for each of BDC’s Subsidiaries, representing true, accurate and complete copies of such corporate documents in effect as of the date of this Agreement, have been delivered to Merchants.

3.05                        Compliance with Law

(a)                                 Neither BDC nor any of its Subsidiaries is currently in violation of, and since January 1, 2013, none has been in violation of, any local, state, federal or foreign law, statute, regulation, rule, ordinance, order, restriction or requirement, and none is in violation of any order, injunction, judgment, writ or decree of any court or government agency or body (collectively, the “Law”), except where such violation would not have a Material Adverse Effect.

(b)                                 Except as otherwise disclosed on the BDC Disclosure Schedule, none of BDC or its Subsidiaries is subject (nor has been subject during the last three (3) years from the date hereof) to any order or investigation by, or is a party (or has been a party during the last three (3) years from the date hereof) to any agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of BDC or its Subsidiaries, including, without limitation, HUD, FHA, VA, GNMA, FNMA, CFPB, or any state banking, lending or mortgage banking supervisor.

(c)                                  Since January 1, 2013, BDC and its Subsidiaries have filed all material reports, notices and other statements, together with any amendments required to be made with respect thereto, if any, that it was required to file with any Governmental Authority. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied, in all material respects, with the relevant statutes, rules and regulations enforced or promulgated by the Governmental Authority with which they were filed.

(d)                                 None of the information supplied or to be supplied by BDC or its Subsidiaries for inclusion in any documents to be filed with any Governmental Authority in connection with the transactions or events contemplated by this Agreement will, at the respective times such documents are filed, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

(e)                                  Except as set forth on the BDC Disclosure Schedule, BDC and its Subsidiaries have filed (or will prior to the Closing have filed) all required notices or applications with, and has obtained (or will prior to the Closing have obtained) the necessary authorizations by, or the consent or approval of, each Governmental Authority required to be made or obtained in connection with the execution, delivery and/or performance of this Agreement by BDC and its Subsidiaries.

(f)                                   The BDC Disclosure Schedule sets forth, as of the date hereof, a schedule of all officers and directors of BDC who have outstanding loans from BDC or any of its Subsidiaries, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two (2) years immediately preceding the date hereof.

(g)                                  All of the existing offices and branches of JSB have been legally authorized and established in accordance with all applicable federal, state and local laws, statutes, regulations, rules, ordinances, orders, restrictions and requirements. JSB has no approved but unopened offices or branches.

(h)                                 BDC and its Subsidiaries possess and hold all (i) franchises, permits, licenses, certificates, and other authorizations necessary for the conduct of its business relating solely to originating and/or servicing mortgage loans without interference or interruption and (ii) material franchises, permits, licenses and other authorizations necessary for the conduct of its business other than relating to originating and/or servicing mortgage loans without interference or interruption. All such franchises, permits, licenses, certificates, and authorizations are transferable (to the extent required to effectuate the Merger or any other transaction contemplated hereby) to the Surviving Corporation at the Effective Time without any restrictions or limitations thereon or the need to obtain any consents of government agencies or other third parties other than as set forth in this Agreement. BDC and its Subsidiaries are not in default under any of such franchises, permits, licenses, certificates, or other similar authority.

(i)                                     None of BDC or its Subsidiaries is now, or has ever been, a “United States real property holding corporation” as defined in the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder. BDC and its Subsidiaries has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under such regulations.

3.06                        Accuracy of Statements Made and Materials Provided to Merchants. No representation, warranty or other statement made, or any information provided by, BDC in this Agreement or, in the BDC Disclosure Schedule (and any update thereto), contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

3.07                        Litigation and Pending Proceedings. Except as set forth in the BDC Disclosure Schedule:

(a)                                 Except for lawsuits involving collection of delinquent accounts, there are no claims, actions, suits, proceedings, mediations, arbitrations or investigations pending and served against BDC or any of its Subsidiaries or, to the knowledge of BDC or any of its Subsidiaries, threatened in any court or before any government agency or authority, arbitration panel or otherwise against BDC or any of its Subsidiaries. BDC does not have knowledge of a basis for any claim, action, suit, proceeding, litigation, arbitration or investigation against BDC or any of its Subsidiaries.

(b)                                 Neither BDC nor any of its Subsidiaries is: (i) subject to any material outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or Governmental Authority; (ii) presently charged with or, to the knowledge of BDC, under governmental investigation with respect to, any actual or alleged material violations of any law, statute, rule, regulation or ordinance; or (iii) the subject of any material pending or, to the knowledge of BDC, threatened proceeding by any government regulatory agency or authority having jurisdiction over their respective business, assets, capital, properties or operations.

3.08                        Financial Statements and Reports

(a)                                 BDC has delivered to Merchants copies of the financial statements and reports of BDC and its Subsidiaries, including the notes thereto, set forth in (i) below, and made available to Merchants its Call Reports described in (ii) below (collectively, the “BDC Financial Statements”):

(i)                                     Consolidated Balance Sheets and the related Consolidated Statements of Earnings as of and for the fiscal years ended December 31, 2015, 2014 and 2013 and as of and for the six (6) months ended June 30, 2016; and

(ii)                                  Call Reports (“Call Reports”) for JSB as of the close of business on December 31, 2015, 2014 and 2013 and June 30, 2016.

(b)                                 The BDC Financial Statements present fairly in all material respects the consolidated financial position of BDC as of and at the dates shown and the consolidated results of operations, and changes in shareholders’ equity for the periods covered thereby and are complete, correct, represent bona fide transactions, and have been prepared from the books and records of BDC and its Subsidiaries. The BDC Financial Statements described in clause (i) above for completed fiscal years are unaudited financial statements and have been prepared in conformance with GAAP, except as may otherwise be indicated in any notes or reports with respect to such financial statements. The BDC Financial Statements described in clause (ii) above have been prepared in conformance with regulatory accounting requirements related thereto.

(c)                                  Except as set forth in the BDC Disclosure Schedule, none of BDC or its Subsidiaries is a party to nor has it made any commitment to become a party to, any joint venture, off-balance sheet partnership, or any similar contract or arrangement involving BDC or such Subsidiary(ies), on the one hand, and any of its or their current or proposed affiliates, including any structured finance, special purpose or limited purpose entity or other natural or legal person, on the other hand, and any “off-balance sheet arrangements” (as that term is defined in Item 303(a) of Regulation S-K of the Securities and Exchange Commission, as amended from time to time).

(d)                                 Since December 31, 2015 on a consolidated basis BDC and its Subsidiaries have not incurred any material liability other than in the ordinary course of business consistent with past practice.

3.09                        Material Contracts

(a)                                 Except as set forth in the BDC Disclosure Schedule, as of the date of this Agreement, neither BDC nor any of its Subsidiaries, nor any of their respective assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any contract relating to the borrowing of money by BDC or any of its Subsidiaries or the guarantee by BDC or any of its Subsidiaries of any such obligation (other than contracts pertaining to fully-secured repurchase agreements, and trade payables, and contracts relating to borrowings or guarantees made in the ordinary course of business), (ii) any contract containing covenants that limit the ability of BDC or any of its Subsidiaries to compete in any line of business or with any Person, or to hire or engage the services of any Person, or that involve any restriction of the geographic area in which, or method by which, BDC or any of its Subsidiaries may carry on its business (other than as may be required by Law or any Governmental Authority) (as each are hereinafter defined), or any contract that requires it or any of its Subsidiaries to deal exclusively or on a “sole source” basis with another party to such contract with respect to the subject matter of such contract, (iii) any contract for, with respect to, or that contemplates, a possible merger, consolidation, reorganization, recapitalization or other business combination, or asset sale or sale of equity securities not in the ordinary course of business consistent with past practice, with respect to BDC or any of its Subsidiaries, (iv) any lease of real or personal property providing for annual lease payments by or to BDC or its Subsidiaries in excess of $25,000 per annum other than financing leases entered into in the ordinary course of business in which BDC or any of its Subsidiaries is the lessor, or (v) any contract that involves expenditures or receipts of BDC or any of its Subsidiaries in excess of $25,000 per year not entered into in the ordinary course of business consistent with past practice. The contracts of the type described in the preceding sentence, whether or not in effect as of the date of this Agreement, shall be deemed “Material Contracts” hereunder. With respect to each of BDC’s Material Contracts that is disclosed in the BDC Disclosure Schedule, or would be required to be so disclosed if in effect on the date of this Agreement: (A) each such Material Contract is in full force and effect; (B) neither BDC nor any of its Subsidiaries is in material default thereunder with respect to each Material Contract, as such term or concept is defined in each such Material Contract; (C) neither BDC nor any of its Subsidiaries has repudiated or waived any material provision of any such Material Contract; and (D) no other party to any such Material Contract is, to BDC’s knowledge, in material default in any material respect. True copies of all Material Contracts, including all amendments and supplements thereto, are attached to the BDC Disclosure Schedule.

(b)                                 Neither BDC nor any of its Subsidiaries have entered into any interest rate swaps, caps, floors, option agreements, futures and forward contracts, or other similar risk management arrangements, whether entered into for BDC’s own account or for the account of one or more of its Subsidiaries or their respective customers.

3.10                        Absence of Undisclosed Liabilities

Except as provided in the BDC Financial Statements or in the BDC Disclosure Schedule, and except for unfunded loan commitments and obligations on letters of credit to customers of BDC’s Subsidiaries made in the ordinary course of business, except for trade payables incurred in the ordinary course of such Subsidiaries’ business, and except for the transactions contemplated by this Agreement and obligations for services rendered pursuant thereto, or any other transactions which would not result in a material liability, none of BDC or any of its Subsidiaries has, nor will have at the Effective Time, any obligation, agreement, contract, commitment, liability, lease or license which exceeds $25,000 individually, or any obligation, agreement, contract, commitment, liability, lease or license made outside of the ordinary course of business, except where the aggregate of the amount due under such obligations, agreements, contracts, commitments, liabilities, leases or licenses would not have a Material Adverse Effect, nor does there exist any circumstances resulting from transactions effected or events occurring on or prior to the date of this Agreement or from any action omitted to be taken during such period which could reasonably be expected to result in any such obligation, agreement, contract, commitment, liability, lease or license. None of BDC or any of its Subsidiaries is delinquent in the payment of any amount due pursuant to any trade payable in any material respect, and each has properly accrued for such payables in accordance with GAAP, except where the failure to so accrue would not constitute a Material Adverse Effect. Neither BDC nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any natural person or legal or contractual entity or group.

3.11                        Title to Properties

Except as described in this Section 3.11 or the BDC Disclosure Schedule:

(a)                                 BDC or one of its Subsidiaries, as the case may be, has good and marketable title in fee simple absolute to all real property (including, without limitation, all real property used as bank premises and all other real estate owned) which is reflected in the BDC Financial Statements as of December 31, 2015; good and marketable title to all personal property reflected in the BDC Financial Statements as of December 31, 2015, other than personal property disposed of in the ordinary course of business since December 31, 2015; good and marketable title to or right to use by valid and enforceable lease or contract all other properties and assets (whether real or personal, tangible or intangible) which BDC or any of its Subsidiaries purports to own or which BDC or any of its Subsidiaries uses in its respective business and which are in either case material to its respective business; good and marketable title to, or right to use by terms of a valid and enforceable lease or contract, all other property used in its respective business to the extent material thereto; and good and marketable title to all material property and assets acquired and not disposed of or leased since December 31, 2015. All of such properties and assets are owned by BDC or its Subsidiaries free and clear of all land or conditional sales contracts, mortgages, liens, pledges, restrictions, options, security, interests, charges, claims, rights of third parties or encumbrances of any nature except: (i) as set forth in the BDC Disclosure Schedule; (ii) as specifically noted in reasonable detail in the BDC Financial Statements; (iii) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings; (iv) pledges or liens required to be granted in connection with the acceptance of government deposits or granted in connection with repurchase or reverse repurchase agreements; and (v) easements, encumbrances and liens of record, imperfections of title and other limitations which are not material in amounts to BDC on a consolidated basis and which do not detract from the value or materially interfere with the present or contemplated use of any of the properties subject thereto or otherwise materially impair the use thereof for the purposes for which they are held or used. All real property owned or, to the knowledge of BDC, leased by BDC or its Subsidiaries is in compliance in all material respects with all applicable zoning and land use laws. To BDC’s knowledge, all real property, machinery, equipment, furniture and fixtures owned or leased by BDC or its Subsidiaries that is material to their respective businesses is structurally sound, in good operating condition (ordinary wear and tear excepted) and has been and is being maintained and repaired in the ordinary condition of business.

(b)                                 With respect to all real property presently or formerly owned, leased or used by BDC or any of its Subsidiaries, BDC, its Subsidiaries and to BDC’s knowledge each of the prior owners, have conducted their respective business in compliance with all federal, state, county, and municipal laws, statutes, regulations, rules, ordinances, orders, directives, restrictions, and requirements relating to, without limitation, responsible property transfer, underground storage tanks, petroleum products, air pollutants, water pollutants, storm water, or process waste water or otherwise relating to the environment, air, water, soil or toxic or hazardous substances or to the manufacturing, recycling, handling, processing, distribution, use, generation, treatment, storage, disposal, or transport of any hazardous or toxic substances or petroleum products (including, but not limited to, polychlorinated biphenyls, whether contained or uncontained, lead-based paint or piping, or asbestos-containing materials, whether friable or not), including, without limitation, federal laws such as the Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Clean Air Act, the Clean Water Act, the Occupational Health and Safety Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Oil Pollution Act of 1990, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, all as amended, applicable state law counterparts, and regulations of the United States Environmental Protection Agency, the United States Nuclear Regulatory Agency, the United States Army Corps of Engineers, the United States Department of Interior, the United States Fish and Wildlife Service and any state department of natural resources or state environmental protection agency now or at any time thereafter in effect (collectively, “Environmental Laws”). To BDC’s knowledge, there are no pending or threatened claims, actions or proceedings by any local municipality, sewage district or other governmental entity against BDC or any of its Subsidiaries with respect to the Environmental Laws, and, to BDC’s knowledge, there is no reasonable basis or grounds for any such claim, action or proceeding. No environmental permits, registrations or clearances are required for the conduct of the business of BDC or any of its Subsidiaries as currently conducted or the consummation of the Merger contemplated hereby. To BDC’s knowledge, neither BDC nor any of its Subsidiaries is the owner, or has been in the chain of title or the operator or lessee, of any property on which any hazardous or toxic substances have been used, stored, deposited, treated, recycled, or disposed of, which substances if known to be present on, at or under such property would require clean-up, removal, treatment, abatement, response costs, or any other remedial action under any Environmental Law. To BDC’s knowledge, neither BDC nor any of its Subsidiaries has any liability for any clean-up or remediation under any of the Environmental Laws with respect to any real property.

3.12                        Loans and Investments

(a)                                 BDC has provided Merchants with a list of each loan by JSB that has been classified by regulatory examiners or management as “Other Loans Specially Mentioned,” “Substandard,” “Doubtful” or “Loss” or that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability as of June 30, 2016. The most recent loan watch list of JSB and a list of all loans which have been determined to be thirty (30) days or more past due with respect to principal or interest payments or has been placed on nonaccrual status has also been provided by BDC to Merchants.

(b)                                 All loans reflected in the BDC Financial Statements as of June 30, 2016, and which have been made, extended, renewed, restructured, approved, amended or acquired since June 30, 2016: (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors’ rights; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) are secured by perfected security interests or recorded mortgages naming JSB or a Subsidiary as the secured party or mortgagee (unless by written agreement to the contrary).

(c)                                  The reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned which are shown on the BDC Financial Statements are, in the judgment of management of BDC, adequate in all material respects under the requirements of GAAP to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates.

(d)                                 Except as set forth in the BDC Disclosure Schedule, none of the investments reflected in the BDC Financial Statements as of and for the period ended June 30, 2016, and none of the investments made by any Subsidiary of BDC since June 30, 2016 are subject to any restriction, whether contractual or statutory, which materially impairs the ability of such Subsidiary to dispose freely of such investment at any time. Neither BDC nor any of its Subsidiaries is a party to any repurchase agreements with respect to securities.

(e)                                  Except as set forth in the BDC Disclosure Schedule, and except for customer deposits, ordinary trade payables, and Federal Home Loan Bank borrowings, neither BDC nor any of its Subsidiaries has, and none will have at the Effective Time, any indebtedness for borrowed money.

3.13                        No Shareholder Rights Plan

BDC has no shareholder rights plan or any other plan, program or agreement involving, restricting, prohibiting or discouraging a change in control or merger of BDC or which reasonably could be considered an anti-takeover mechanism.

3.14                        Employee Benefit Plans

(a)                                 With respect to the employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), sponsored or otherwise maintained by any member of a controlled group of corporations under Code Section 414(b) of which BDC is or was a member, and any trade or business (whether or not incorporated) which is or was under common control with BDC under Code Section 414(c), and all other entities which together with BDC are or were prior to the date hereof treated as a single employer under Code Section 414(m) or 414(o) (an “ERISA Affiliate”), whether written or oral, in which BDC or any ERISA Affiliate participates as a participating employer, or to which BDC or any ERISA Affiliate contributes, is obligated or has been obligated to contribute, or any nonqualified employee benefit plans or deferred compensation, bonus, stock, performance share, phantom stock or incentive plans or arrangements, or other employee benefit or fringe benefit programs for the benefit of former or current employees or directors (or their beneficiaries or dependents) of BDC or any ERISA Affiliate, and including any such plans which have been terminated, merged into another plan, frozen or discontinued since January 1, 2009 (individually, “BDC Plan” and collectively, “BDC Plans”), BDC represents and warrants, except as set forth in the BDC Disclosure Schedule:

(i)                                     All such BDC Plans have, on a continuous basis since their adoption, been, in all material respects, maintained in compliance with their respective terms and with the requirements prescribed by all applicable statutes, orders and governmental rules or regulations, including without limitation, ERISA and the Department of Labor (“Department”) Regulations promulgated thereunder and the Code and Treasury Regulations promulgated thereunder.

(ii)                                  All BDC Plans intended to constitute tax-qualified plans under Code Section 401(a) have complied since their adoption or have been timely amended to comply in all material respects with all applicable requirements of the Code and the Treasury Regulations and each such Plan has received a favorable determination, advisory or opinion letter from the Internal Revenue Service upon which BDC may rely regarding the tax qualified status under the Code.

(iii)                               All BDC Plans that provide for payments of “nonqualified deferred compensation” (as defined in Code Section 409A(d)(l)) have been (A) operated in good faith compliance with the applicable requirements of Code Section 409A and applicable guidance thereunder since January 1, 2009, and (B) amended to comply in written form with Code Section 409A and the Treasury Regulations promulgated thereunder.

(iv)                              No BDC Plan (or its related trust) holds any stock or other securities of BDC.

(v)                                 Neither BDC, an ERISA Affiliate nor any fiduciary as defined in ERISA Section 3(21)(A) of a BDC Plan has engaged in any transaction that may subject BDC, any ERISA Affiliate or any BDC Plan to a civil penalty imposed by ERISA Section 502 or any other provision of ERISA or excise taxes under Code Section 4971, 4975, 4976, 4977, 4979, 4980B, or 4980H.

(vi)                              All obligations required to be performed by BDC or any ERISA Affiliate under any provision of any BDC Plan have been performed by it in all material respects and, to BDC’s knowledge, neither BDC nor any ERISA Affiliate is in default under or in violation of any provision of any BDC Plan.

(vii)                           All required reports and descriptions for the BDC Plans have been timely filed and distributed to participants and beneficiaries, and all notices required by ERISA, the Code, or other applicable law with respect to all BDC Plans have been proper as to form and content and timely given.

(viii)                        No event has occurred which would constitute grounds for an enforcement action by any party under Part 5 of Title I of ERISA with respect to any BDC Plan.

(ix)                              There are no examinations, audits, enforcement actions or proceedings, or any other investigations, pending, threatened or currently in process by any governmental agency involving any BDC Plan.

(x)                                 There are no actions, suits, proceedings or claims pending (other than routine claims for benefits) or threatened against BDC or any ERISA Affiliate in connection with any BDC Plan or the assets of any BDC Plan.

(xi)                              Subject to the requirements of Code Section 409A, any BDC Plan may be amended and terminated at any time without any Material Adverse Effect and these rights have always been maintained by BDC and its ERISA Affiliates.

(b)                                 BDC has provided or made available to Merchants true, accurate and complete copies and, in the case of any plan or program which has not been reduced to writing, a materially complete summary, of all of the following, as applicable:

(i)                                     Pension, retirement, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option, restricted stock, restricted stock unit, phantom stock, performance share and stock appreciation right plans, all amendments thereto, and, if required under the reporting and disclosure requirements of ERISA, all summary plan descriptions thereof (including any modifications thereto);

(ii)                                  All employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, bonus, severance and collective bargaining, agreements, arrangements or understandings;

(iii)                               All executive and other incentive compensation plans, programs and agreements;

(iv)                              All group insurance (whether self-funded or fully insured), stop-loss policies and medical and prescription drug arrangements, policies or plans and summary plan descriptions relating thereof;

(v)                                 All other incentive, welfare or employee benefit plans, understandings, arrangements or agreements, maintained or sponsored, participated in, or contributed to or obligated to contribute to, by BDC for its current or former directors, officers or employees;

(vi)                              All reports filed with the Internal Revenue Service or the Department within the preceding three years by BDC or any ERISA Affiliate with respect to any BDC Plan;

(vii)                           All current participants in such plans and programs and all participants with benefit entitlements under such plans and programs;

(viii)                        Valuations or allocation reports for any defined contribution and defined benefit plans as of the most recent allocation and valuation dates; and

(ix)                              All notices provided to employees and participants in connection with any BDC Plan.

(c)                                  Except as disclosed on the BDC Disclosure Schedule, no current or former director, officer or employee of BDC or any ERISA Affiliate (i) is entitled to or may become entitled to any benefit under any welfare benefit plans (as defined in ERISA Section 3(1)) after termination of employment with BDC or any ERISA Affiliate, except to the extent such individuals may be entitled to continue their group health care coverage pursuant to Code Section 4980B, or (ii) is currently receiving, or entitled to receive, a disability benefit under a long-term or short-term disability plan maintained by BDC or an ERISA Affiliate.

(d)                                 With respect to all group health plans as defined in ERISA Section 607(1), sponsored or maintained by BDC or any ERISA Affiliate, no director, officer, employee or agent of BDC or any ERISA Affiliate has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, would cause a tax to be imposed on BDC or any ERISA Affiliate under Code Section 4980B(a), or would cause a penalty to be imposed under ERISA and the regulations promulgated thereunder. With respect to all such plans, all applicable provisions of Code Section 4980B and ERISA Sections 601-606 have been complied with in all material respects by BDC or any ERISA Affiliate, and all other provisions of ERISA and the regulations promulgated thereunder have been complied with in all material respects.

(e)                                  Except as provided in the BDC Disclosure Schedule, there are no collective bargaining, employment, management, consulting, deferred compensation, reimbursement, indemnity, retirement, early retirement, severance or similar plans or agreements, commitments or understandings, or any employee benefit or retirement plan or agreement, binding upon BDC or any ERISA Affiliate and no such agreement, commitment, understanding or plan is under discussion or negotiation by management with any employee or group of employees, any member of management or any other Person.

(f)                                   Except as otherwise provided in the BDC Disclosure Schedule, no Voluntary Employees’ Beneficiary Association (“VEBA”), as defined in Code Section 501(c)(9), is sponsored, maintained, contributed to or obligated to contribute to, by BDC or any ERISA Affiliate.

(g)                                  Except as otherwise disclosed in the BDC Disclosure Schedule or as contemplated in this Agreement, there are no benefits or liabilities under any employee benefit plan or program that will be accelerated or otherwise come due as a result of the transactions contemplated by the terms of this Agreement.

(h)                                 Except as may be disclosed in the BDC Disclosure Schedule, BDC and all ERISA Affiliates are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements.

(i)                                     All BDC Plans have been funded in accordance with the minimum funding requirements of ERISA Section 302 and Code Section 412, and effective January 1, 2009, ERISA Section 303 and Code Section 430 to the extent applicable, and no funding requirement has been waived, nor does BDC or any ERISA Affiliate have any liability or potential liability as a result of the underfunding of, or termination of any such plan by BDC or any ERISA Affiliate.

(j)                                    As a result, directly or indirectly, of the transactions contemplated by this Agreement (including without limitation any termination of employment relating thereto and occurring prior to, at or following the Effective Time), BDC, its ERISA Affiliates and their respective successors will not be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual,” as such terms are defined in Code Section 280G.

(k)                                 Neither BDC nor any ERISA Affiliate has made any promises or commitments, whether legally binding or not, to create any new plan, agreement or arrangement, or to modify or change in any material way BDC Plans.

(1)                                 BDC has not been a party to any transaction that is or is substantially similar to a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax law. No BDC Plan has been funded by an off-shore arrangement described in Section 409A(b)(l) of the Code. BDC has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

3.15                        Obligations to Employees

All material obligations and liabilities of and all payments by BDC or any ERISA Affiliate and all BDC Plans, whether arising by operation of law, by contract or by past custom, for payments to trusts or other funds, to any government agency or authority or to any present or former director, officer, employee or agent (or his or her heirs, legatees or legal representatives) have been and are being paid to the extent required by applicable law or by the plan, trust, contract or past custom or practice, and adequate actuarial accruals and reserves for such payments have been and are being made by BDC or an ERISA Affiliate in accordance with GAAP and applicable law applied on a consistent basis and sound actuarial methods with respect to the following: (a) withholding taxes or unemployment compensation; (b) BDC Plans; (c) employment, salary continuation, consulting, retirement, early retirement, severance or reimbursement; and (d) collective bargaining plans and agreements. All accruals and reserves referred to in this Section 3.15 are correctly and accurately reflected and accounted for in all material respects in the BDC Financial Statements and the books, statements and records of BDC.

3.16                        Taxes, Returns and Reports

Except as set forth in the BDC Disclosure Schedule, each of BDC and its Subsidiaries has since January 1, 2009 (a) duly and timely filed all federal, state, local and foreign tax returns of every type and kind required to be filed, and each such return is true, accurate and complete in all material respects; (b) paid or otherwise adequately reserved in accordance with GAAP for all taxes, assessments and other governmental charges due or claimed to be due upon it or any of its income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). BDC has established, and shall establish in the Subsequent BDC Financial Statements (as hereinafter defined), in accordance with GAAP, a reserve for taxes in the BDC Financial Statements adequate to cover all of BDC’s and its Subsidiaries tax liabilities (including, without limitation, income taxes, payroll taxes and withholding, and franchise fees) for the periods then ending. Neither BDC nor any of its Subsidiaries has, nor will any of them have, any liability for material taxes of any nature for or with respect to the operation of its business, from the date hereof up to and including the Effective Time, except to the extent set forth in the Subsequent BDC Financial Statements (as hereinafter defined) or as accrued or reserved for on the books and records of BDC or its Subsidiaries. To the knowledge of BDC, neither BDC nor any of its Subsidiaries is currently under audit by any state or federal taxing authority. No federal, state or local tax returns of BDC or any of its Subsidiaries have been audited by any taxing authority during the past five (5) years.

3.17                        Deposit Insurance

The deposits of JSB are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act, as amended, to the fullest extent provided by applicable law and BDC or JSB has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

3.18                        Insurance

BDC has provided Merchants with a list and, if requested, a true, accurate and complete copy thereof of all policies of insurance (including, without limitation, bankers’ blanket bond, directors’ and officers’ liability insurance, property and casualty insurance, group health or hospitalization insurance and insurance providing benefits for employees) owned or held by BDC or any of its Subsidiaries on the date hereof or with respect to which BDC or any of its Subsidiaries pays any premiums. Each such policy is in full force and effect and all premiums due thereon have been paid when due.

3.19                        Books and Records

The books and records of BDC are, in all material respects, complete, correct and accurately reflect the basis for the financial condition, results of operations, business, assets and capital of BDC on a consolidated basis set forth in the BDC Financial Statements.

3.20                        Broker’s, Finder’s or Other Fees

Except for reasonable fees and expenses of BDC’s attorneys and accountants, all of which shall be paid by BDC at or prior to the Effective Time, and except as set forth in the BDC Disclosure Schedule, no agent, broker or other Person acting on behalf of BDC or under any authority of BDC is or shall be entitled to any commission, broker’s or finder’s fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the Merger contemplated hereby.

3.21                        Interim Events

Except as otherwise permitted hereunder, since December 31, 2015, or as set forth in the Disclosure Schedule, neither BDC nor any of its Subsidiaries has:

(a)                                 experienced any events, changes, developments or occurrences which have had, or are reasonably likely to have, a Material Adverse Effect on BDC;

(b)                                 Suffered any damage, destruction or loss to any of its properties, not fully paid by insurance proceeds, in excess of $25,000 individually or in the aggregate;

(c)                                  Declared, distributed or paid any dividend or other distribution to its shareholders, except for payment of dividends as permitted by Section 6.03 hereof;

(d)                                 Repurchased, redeemed or otherwise acquired shares of its common stock, issued any shares of its common stock or stock appreciation rights or sold or agreed to issue or sell any shares of its common stock, including the issuance of any stock options, or any right to purchase or acquire any such stock or any security convertible into such stock or taken any action to reclassify, recapitalize or split its stock;

(e)                                  Granted or agreed to grant any increase in benefits payable or to become payable under any pension, retirement, profit sharing, health, bonus, insurance or other welfare benefit plan or agreement to employees, officers or directors of BDC or a Subsidiary;

(f)                                   Increased the salary of any director, officer or employee, except for normal increases in the ordinary course of business and in accordance with past practices, or entered into any employment contract, indemnity agreement or understanding with any officer or employee or installed any employee welfare, pension, retirement, stock option, stock appreciation, stock dividend, profit sharing or other similar plan or arrangement;

(g)                                  Leased, sold or otherwise disposed of any of its assets except in the ordinary course of business or leased, purchased or otherwise acquired from third parties any assets except in the ordinary course of business;

(h)                                 Except for the Merger contemplated by this Agreement, merged, consolidated or sold shares of its common stock, agreed to merge or consolidate with or into any third party, agreed to sell any shares of its common stock or acquired or agreed to acquire any stock, equity interest, assets or business of any third party;

(i)                                     Incurred, assumed or guaranteed any obligation or liability (fixed or contingent) other than obligations and liabilities incurred in the ordinary course of business;

(j)                                    Mortgaged, pledged or subjected to a lien, security interest, option or other encumbrance any of its assets except for tax and other liens which arise by operation of law and with respect to which payment is not past due and except for pledges or liens: (i) required to be granted in connection with acceptance by JSB of government deposits; (ii) granted in connection with repurchase or reverse repurchase agreements; (iii) arising under currently existing credit agreements and financing arrangements listed on the BDC Disclosure Schedule; and (iv) that do not materially impair the ownership or use of such assets;

(k)                                 Except as set forth in the BDC Disclosure Schedule, canceled, released or compromised any loan, debt, obligation, claim or receivable other than in the ordinary course of business;

(1)                                 Entered into any transaction, contract or commitment other than in the ordinary course of business;

(m)                             Agreed to enter into any transaction for the borrowing or loaning of monies, other than in the ordinary course of its lending business; or

(n)                                 Conducted its business in any manner other than substantially as it was being conducted as of December 31, 2015.

3.22                        Insider Transactions

Except as set forth in the BDC Disclosure Schedule, since December 31, 2012, no officer or director of BDC or any of its Subsidiaries or member of the “immediate family” or “related interests” (as such terms are defined in FRB’s Regulation O) of any such officer or director (an “Affiliate”) has currently, or has had during such time period, any direct or indirect interest in any property, assets, business or right which is owned, leased, held or used by BDC or any Subsidiary or in any liability, obligation or indebtedness of BDC or any Subsidiary, except for deposits of JSB.

3.23                        Indemnification Agreements (a) Other than as set forth in the BDC Disclosure Schedule, neither BDC nor any of its Subsidiaries is a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, shareholder or agent against liability or hold the same harmless from liability other than as expressly provided in the Articles of Incorporation or By-Laws of BDC or the similar or charter documents of a Subsidiary.

(b)                                 Since December 31, 2012, no claims have been made against or filed with BDC or any of its Subsidiaries nor have, to the knowledge of BDC, any claims been threatened against BDC or a Subsidiary, for indemnification against liability or for reimbursement of any costs or expenses incurred in connection with any legal or regulatory proceeding by any present or former director, officer, shareholder, employee or agent of BDC or any of its Subsidiaries.

3.24                        Shareholder Approval. The affirmative vote of the holders of a majority of the BDC Common Stock (which are issued and outstanding on the record date relating to the meeting of shareholders contemplated by Section 6.02 of this Agreement) is required for shareholder approval of this Agreement and the Merger.

3.25                        Intellectual Property, (a) BDC and its Subsidiaries own, or are licensed or otherwise possess sufficient legally enforceable rights to use, all material Intellectual Property (as such term is defined below) that is used by BDC or its Subsidiaries in their respective businesses as currently conducted. Neither BDC nor any of its Subsidiaries has (i) licensed any

Intellectual Property owned by it or its Subsidiaries in source code form to any third party, or (ii) entered into any exclusive agreements relating to Intellectual Property owned by it.

(b)                                 BDC and its Subsidiaries have not infringed or otherwise violated any material Intellectual Property rights of any third party since December 31, 2013. There is no claim asserted, or to the knowledge of BDC threatened, against BDC and/or its Subsidiaries or any indemnitee thereof concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Intellectual Property.

(c)                                  To the knowledge of BDC, no third party has infringed, misappropriated or otherwise violated BDC or its Subsidiaries’ Intellectual Property rights since December 31, 2013. There are no claims asserted or threatened by BDC or its Subsidiaries, nor has BDC or its Subsidiaries decided to assert or threaten a claim, that (i) a third party infringed or otherwise violated any of their Intellectual Property rights; or (ii) a third party’s owned or claimed Intellectual Property interferes with, infringes, dilutes or otherwise harms any of their Intellectual Property rights.

(d)                                 BDC and its Subsidiaries have taken reasonable measures to protect the confidentiality of all trade secrets that are owned, used or held by them.

(e)                                  For purposes of this Agreement, “Intellectual Property” shall mean all patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, mask works, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material and all other intellectual property or proprietary rights.

3.26                        Community Reinvestment Act. JSB received a rating of “satisfactory” or better in its most recent examination or interim review with respect to the Community Reinvestment Act. No facts or circumstances exist which would cause JSB to be deemed not in satisfactory compliance with the Community Reinvestment Act or to be assigned a rating of “satisfactory” or lower.

3.27                        Bank Secrecy Act

Neither BDC nor JSB has been advised of any supervisory criticisms regarding their compliance with the Bank Secrecy Act (41 USC 5422, et seq.) or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.

3.28                        Agreements with Regulatory Agencies

Except as set forth in the BDC Disclosure Schedule, neither BDC nor any of its Subsidiaries is subject to any cease-and-desist, consent order or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2013, a recipient of any supervisory letter from, or since December 31, 2013, has adopted any policies, procedures or board resolutions at the request or suggestion of any regulatory agency or other governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly situated bank holding companies or their subsidiaries, whether or not set forth in the BDC Disclosure Schedule (a “BDC Regulatory Agreement”), nor has BDC or any of its Subsidiaries been advised since December 31, 2013, by any regulatory agency or other governmental entity that it is considering issuing, initiating, ordering, or requesting any such BDC Regulatory Agreement. There are no refunds or restitutions required to be paid as a result of any criticism of any regulatory agency or body cited in any examination report of BDC or any of its Subsidiaries as a result of an examination by any regulatory agency or body, or set forth in any accountant’s or auditor’s report to BDC or any of its Subsidiaries.

3.29                        Internal Controls

(a)                                 None of BDC or its Subsidiaries’ records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of it or its Subsidiaries or accountants except as would not, individually or in the aggregate, reasonably be expected to result in a materially adverse effect on the system of internal accounting controls described in the next sentence. BDC and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(b)                                 BDC has disclosed to its outside auditors and the audit committee of BDC’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a- 15(f) of the Exchange Act) which are reasonably likely to adversely affect BDC’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in BDC’s internal controls over financial reporting. These disclosures were made in writing by management to BDC’s auditors and audit committee and a copy has previously been made available to Merchants.

(c)                                  Since December 31, 2013, (i) through the date hereof, neither BDC nor any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of BDC or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that BDC or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing BDC or any of its Subsidiaries, whether or not employed by BDC or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by BDC or any of its officers, directors, employees or agents to the Board of Directors of BDC or any committee thereof or to any director or officer of BDC.

3.30                        Data Protection

BDC and its Subsidiaries have at all times complied in all material respects with all internal policies and procedures and applicable laws and regulations relating to privacy, data protection and the collection and use of personal information gathered or accessed in the course of operations, including, but not limited to, the Gramm-Leach-Bliley Act and any regulations related thereto promulgated by any Governmental Authority. To BDC’s knowledge, there has been no unauthorized access to or other misuse of personal information under the BDC’s or any of its Subsidiaries’ control.

3.31                        Fiduciary Accounts

Neither BDC nor any of its Subsidiaries is serving or has previously served as a trustee, agent, custodian, personal representative, guardian, conservator, investment advisor or otherwise as a fiduciary.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF MERCHANTS

On or prior to the date hereof, Merchants has delivered to BDC a schedule (the “Merchants Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article IV or to one or more of its covenants contained in Article V and Article VI.

For the purpose of this Agreement, and in relation to Merchants, a “Material Adverse Effect” means any effect that (i) is material and adverse to the results of operations, properties, assets, liabilities, conditions (financial or otherwise), value or business of Merchants and its Subsidiaries (as such term is defined below) taken as a whole, or (ii) would materially impair the ability of Merchants to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability to banks or their holding companies or interpretations thereof by courts or any Governmental Authority, (b) GAAP or regulatory accounting requirements applicable to banks or their holding companies generally, (c) effects of any action or omission taken with the prior written consent of Merchants, (d) changes resulting from expenses (such as legal, accounting and investment bankers’ fees) incurred in connection with this Agreement or the transactions contemplated herein, (e) the impact of the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of Merchants and its Subsidiaries, and (f) the occurrence of any military or terrorist attack within the United States or any of its possessions or offices.

For the purpose of this Agreement, and in relation to Merchants and its Subsidiaries, “knowledge” means those facts that are known or should have been known after due inquiry by the directors and executive officers of Merchants and its Subsidiaries. Additionally, for the purpose of this Agreement, and in relation to Merchants, its “Subsidiaries” shall mean any entity which is required to be consolidated with Merchants for financial reporting purposes pursuant to United States generally accepted accounting principles (“GAAP”).

Accordingly, Merchants hereby represents and warrants to BDC as follows, except as set forth in its Disclosure Schedule:

4.01                        Organization and Authority

(a)                                 Merchants is a corporation duly organized and validly existing under the laws of the State of Indiana and is a registered bank holding company under the BHC Act. Merchants has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Merchants has previously provided BDC with a complete list of its Subsidiaries. Except as set forth in its Disclosure Schedule and except for its Subsidiaries, Merchants owns no voting stock or equity securities of any corporation, partnership, association or other entity.

(b)                                 Merchants Bank of Indiana (“Merchants Bank”) is a bank chartered and existing under the laws of the State of Indiana. Merchants Bank has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Except as set forth in the Merchants Disclosure Schedule, Merchants Bank owns no voting stock or equity securities of any corporation, partnership, association or other entity.

(c)                                  Acquisition Corp is duly organized and validly existing corporation formed under the laws of the State of Indiana and a wholly owned subsidiary of Merchants, formed solely for the purpose of effectuating the Merger.

4.02                        Authorization

(a)                                 Merchants has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Sections 7.01(d) and (e) hereof. As of the date hereof, Merchants is not aware of any reason why the approvals set forth in Section 7.01(d) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(d). This Agreement and its execution and delivery by Merchants have been duly authorized and approved by the Board of Directors of Merchants and, assuming due execution and delivery by BDC, constitutes a valid and binding obligation of Merchants, subject to the fulfillment of the conditions precedent set forth in Section 7.01 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors’ rights.

(b)                                 Neither the execution of this Agreement nor consummation of the Merger contemplated hereby: (i) conflicts with or violates the Articles of Incorporation or By-Laws of Merchants or the charter documents of any of Merchants’ Subsidiaries; (ii) conflicts with or violates any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Merger are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which Merchants or any of its Subsidiaries is a party or by which Merchants or any of its Subsidiaries is subject or bound; (iv) results in the creation of or gives any Person the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than BDC) or any other adverse interest, upon any right, property or asset of Merchants or any of its Subsidiaries which would be material to Merchants; or (v) terminates or gives any Person the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which Merchants or any of its Subsidiaries is bound or with respect to which Merchants or any of its Subsidiaries is to perform any duties or obligations or receive any rights or benefits.

(c)                                  Other than in connection or in compliance with the provisions of the applicable federal and state banking, securities, antitrust and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for consummation of the Merger by Merchants.

4.03                        Financial Ability

Merchants has the financial ability to consummate the Merger and transactions contemplated hereby and funds available to pay the Merger Consideration.

4.04                        Community Reinvestment Act

Merchants Bank received a rating of “satisfactory” or better in its most recent examination or interim review with respect to the Community Reinvestment Act. No facts or circumstances exist which would cause Merchants Bank to be deemed not in satisfactory compliance with the Community Reinvestment Act or to be assigned a rating of “satisfactory” or lower.

4.05                        Shareholder Approval

Approval by the Merchants’ shareholders is not required for consummation of the Merger or for any other transactions contemplated hereby.

4.06                        Legal Proceedings

No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to Merchants’ knowledge, threatened against Merchants that questions the validity of or seeks to enjoin this Agreement, the Merger, or any other transaction contemplated hereby.

ARTICLE V.

COVENANTS OF BDC AND MERCHANTS

BDC covenants and agrees with Merchants, and Merchants covenants and agrees with BDC, each for itself and its respective Subsidiaries and not with respect to any other party, to act as follows and to cause its respective Subsidiaries to act as follows:

5.01                        Access to Records and Properties

(a)                                 Keep the other party advised of all material developments relevant to its businesses prior to consummation of the Merger. Prior to the Effective Time, give to the other party reasonable access to all the premises during normal business hours on reasonable notice and books and records (including tax returns filed and those in preparation) of it and its Subsidiaries and cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the warranties and representations set forth herein; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other.

(b)                                 During the period from the date of this Agreement to the Effective Time, confer on a monthly or more frequent basis with the other party regarding its respective financial conditions, operations and business and matters relating to the completion of the Merger.

5.02                        Confidentiality

Between the date of this Agreement and the Effective Time, maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party or a third party in connection with this Agreement or the transactions contemplated hereby and thereby unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless use of such information is necessary or appropriate in preparing the proxy statement or making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Merger is not consummated, each party will return or destroy as much of such written information as may reasonably be requested by the other party.

5.03                        Proxy Statement

Cooperate in the preparation of any proxy statement to be used in connection with the BDC shareholder meeting.

5.04                        Disclosure Supplements

From time to time prior to the Effective Time, promptly supplement or amend its Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such schedules or which is necessary to correct any information in such schedules which has been rendered inaccurate thereby. No supplement or amendment to such schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VII or the compliance by any party with the covenants set forth in Article V or Article VI hereof.

5.05                        Other Approvals

(a)                                 Proceed expeditiously, cooperate fully and use commercially reasonable efforts to procure upon terms and conditions consistent with the condition set forth in this Agreement all consents, authorizations, approvals, registrations and certificates, in completing all filings and applications and in satisfying all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

(b)                                 Use commercially reasonable efforts to obtain any required third party consents to agreements, contracts, commitments, leases, instruments and documents described in the Disclosure Schedule and to which the parties agree are material.

5.06                        Public Announcements

Consult with the other before issuing any press release or otherwise making any public statements with respect to the Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultations except as may be required by law.

5.07                        Notification of Material Adverse Effect

Give prompt notice to the other party of any fact, event or circumstance known to it that has resulted in or is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it.

5.08                        Environmental

(a)                                 If requested by Merchants, BDC will cooperate with an environmental consulting firm designated by Merchants in connection with the conduct by such firm of a phase one and/or phase two environmental investigation on any real property owned or leased by BDC or any of its Subsidiaries as of the date of this Agreement, and any real property acquired or leased by Merchants or any of its Subsidiaries after the date of this Agreement. Merchants shall be responsible for the costs of the phase ones and, if any phase twos are determined to be advisable by the environmental consulting firm, Merchants and BDC shall each be responsible for 50% of the costs of the phase twos.

(b)                                 If the environmental consultant’s good faith estimate, based upon the results of the environmental studies and other diligence conducted by the environmental consultant, of the dollar amount, if any, that BDC and its Subsidiaries would be required to expend under applicable Environmental Laws for clean-up, remediation and penalties relating to pollutants, contaminants, wastes, toxic substances, petroleum, petroleum products and any other materials regulated under the Environmental Laws with respect to BDC or its Subsidiaries owned or leased real properties or any adjoining properties (the “Environmental Costs”) exceeds $100,000, Merchants shall be entitled to terminate the Agreement.

ARTICLE VI.

CERTAIN AGREEMENTS

6.01                        Regulatory Filings

(a)                                 By no later than fourteen (14) days after the date of this Agreement, Merchants shall prepare (and BDC shall cooperate in the preparation of) all necessary regulatory filings required to consummate the transactions contemplated by the Agreement and submit the filings for approval or provide notice, as the case may be, with the Board of Directors of the Federal Reserve Board (“FRB”), or, as appropriate, the applicable Federal Reserve Bank under delegated authority of the FRB, the Indiana Department of Financial Institutions, the Illinois Department of Financial and Professional Regulation, and any other federal or state banking, lending, or mortgage banking supervisor or governmental guarantor or mortgage loan program or licensing system supervisor, or other governing regulatory authority, as soon as practicable after the date hereof, provided, however, that counsel to the party who is not making such filing shall be provided with a reasonable period of time, and in no instance less than two (2) business days, to review such regulatory filings prior to their submission.

(b)                                 BDC shall proceed expeditiously, cooperate fully and use commercially reasonable efforts to assist Merchants in procuring upon terms and conditions consistent with the condition set forth in Section 7.01(d) and 7.02(d) hereof all consents, authorizations, approvals, registrations and certificates, in completing all filings and applications and in satisfying all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

6.02                        Shareholder Approval

BDC shall submit this Agreement to BDC shareholders for approval and adoption at a meeting to be called and held in accordance with applicable law and its Articles of Incorporation and By-Laws at the earliest possible reasonable date. Subject to Section 6.08 hereof, the Board of Directors of BDC shall recommend to its shareholders that such shareholders approve and adopt this Agreement and the Merger contemplated hereby and will solicit proxies voting in favor of this Agreement from its shareholders. Notwithstanding anything to the contrary herein, if prior to the approval of this Agreement by the BDC shareholders, any third party negotiations entered into by BDC pursuant to Section 6.08 result in a bona fide written proposal for a BDC Acquisition Proposal that the board of directors of BDC determines, in good faith, after consultation with its financial advisor and legal counsel, is reasonably likely to be consummated in accordance with its terms and is more favorable to the BDC shareholders from a financial point of view than the Merger under this Agreement, BDC and its board of directors may terminate this Agreement, decline to recommend approval of this Agreement and adopt, approve or recommend approval of such third party BDC Acquisition Proposal.

6.03                        Operation of the Business of BDC

(a)                                 On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, BDC and each of its Subsidiaries shall: (i) carry on its business diligently, substantially in the manner as is presently being conducted and in the ordinary course of business; (ii) use commercially reasonable efforts to preserve its business organization intact, keep available the services of the present officers and employees and preserve its present relationships with customers and Persons having business dealings with it; (iii) use commercially reasonable efforts to maintain all of the properties and assets that it owns or utilizes in the operation of its business as currently conducted in good operating condition and repair, reasonable wear and tear excepted; (iv) maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior years and in compliance in all material respects with all statutes, laws, rules and regulations applicable to them and to the conduct of its business; (v) timely file all required regulatory reports; and (vi) not knowingly do or fail to do anything which will cause a breach of, or default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party or by which it is or may be subject or bound.

(b)                                 Subject to the terms and conditions of this Agreement, BDC shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger and the transactions contemplated thereby as promptly as practicable and otherwise to enable consummation of the Merger, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end.

(c)                                  Without limiting the generality of the foregoing, without the prior written consent of a duly authorized officer of the Merchants, which consent shall not be unreasonably withheld, neither BDC nor its Subsidiaries shall:

(i)                                     Make any change in its authorized capital stock or capital stock accounts, issue or sell any additional shares of, securities convertible into or exchangeable for, or options, warrants or rights to purchase, its capital stock;

(ii)                                  Redeem any of its outstanding shares of common stock;

(iii)                               Merge, combine or consolidate or effect a share exchange with or sell its assets or any of its securities to any other Person or enter into any other similar transaction not in the ordinary course of business;

(iv)                              Purchase any assets or securities or assume any liabilities of a bank holding company, bank, corporation or other entity;

(v)                                 Make any changes in the composition of its executive officers, directors or other key management personnel other than customary annual increases or adjustment consistent with past practices;

(vi)                              Make any change in the compensation or title of any officer, director or key management employee or make any change in the compensation or title of any other employee, other than consistent with past practices in the ordinary course of business, any of which change shall be reported promptly to the other party;

(vii)                           Enter into any bonus, incentive compensation, stock option, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit or any employment or consulting agreement;

(viii)                        Incur any obligation or liability (whether absolute or contingent, excluding suits instituted against it), make any pledge, or encumber or sell any of its assets, including the shares of any Subsidiary or shares held of any Federal Home Loan Bank, purchase or otherwise acquire or dispose of any of its assets in any other manner, except in the ordinary course of its business and for adequate value consistent with past practice;

(ix)                              Alter, amend or repeal its Articles or By-Laws except as contemplated by this Agreement or unless such amendment shall be necessary to complete the Merger or Bank Merger and Merchants shall have authorized or consented to such change;

(x)                                 Enter into any new capital commitments or make any capital expenditures in excess of $25,000 in the aggregate, other than pursuant to binding commitments existing as of the date hereof and provided in the Disclosure Schedule;

(xi)                              Enter into any contract, agreement, lease, commitment, understanding, . arrangement or transaction or incur any liability or obligation (other than as contemplated by Section 6.03(c)(xii) hereof and legal, accounting and fees related to the Merger) requiring payments by it or any of its Subsidiaries which exceed $25,000, whether individually or in the aggregate, or that is not a trade payable or incurred in the ordinary course of business;

(xii)                           Make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (individually, a “Loan” and collectively, “Loans”) to any Person if the Loan is an existing credit on its books or any Subsidiary and classified as “Substandard,” “Doubtful” or “Loss” or such Loan is in an amount in excess of $100,000 and classified as “special mention” or make, renew or otherwise modify any Loan or Loans if immediately after making a Loan or Loans, such Person would be directly indebted to it or any Subsidiary in an aggregate amount in excess of $500,000 if, in the case of any of the foregoing types of Loan or Loans, Merchants shall object thereto within five (5) business days after receipt of notice of such proposed Loan, and the failure to provide a written objection within five (5) business days after receipt of notice of such proposed Loan shall be deemed as the approval of Merchants to make such Loan or Loans;

(xiii)                        Except as provided in the Disclosure Schedule and for the acquisition or disposition in the ordinary course of business of other real estate owned, acquire or dispose of any real or personal property or fixed asset constituting a capital investment in excess of $25,000 in the aggregate;

(xiv)                       Make any investment subject to any restrictions, whether contractual or statutory, which materially impairs its ability to dispose freely of such investment at any time; or, subject any of their properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance, except for tax and other liens which arise by operation of law and with respect to which payment is not past due or is being contested in good faith by appropriate proceedings, pledges or liens required to be granted in connection with acceptance by it or any Subsidiary of government deposits and pledges or liens in connection with Federal Home Loan Bank borrowings;

(xv)                          File any applications or make any contract with respect to branching or site location or relocation;

(xvi)                       Other than completion of the Audit, make any material change in its accounting methods or practices, other than changes required by changes in applicable laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in applicable laws or regulations;

(xvii)                    Change its lending, investment, deposit or asset and liability management or other banking policies except as may be required by applicable law or regulations and Merchants shall have authorized or consented to such change;

(xviii)                 Enter into any future contract, swap, cap, floor, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

(xix)                       Acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

(xx)                          Incur any liability for borrowed funds (other than in the case of deposits, federal funds purchased, securities sold under agreements to repurchase and Federal Home Loan Bank advances in the ordinary course of business) or place upon or permit any encumbrance of any nature upon any of its properties or assets except as permitted by Section 3.11(a)(iii) and (iv);

(xxi)                       Engage in any loan transaction with an Affiliate or any other transaction with an Affiliate which is not in the ordinary course of business;

(xxii)                    Pay or commit to pay any management or consulting or other similar type of fees other than as disclosed in the Disclosure Schedule; or

(xxiii)                 Knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, subject to the standard set forth in Section 7.01(a) and 7.02(a), (B) any of the conditions to the Merger set forth in Article VII not being satisfied, (C) a material violation of any provision of this Agreement, or (D) a material delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

6.04                        Insurance

BDC shall maintain, or cause to be maintained, for itself and its Subsidiaries, in full force and effect, insurance on its assets, properties and operations, fidelity coverage and directors’ and officers’ liability insurance in such amounts and with regard to such liabilities and hazards as are currently insured by it or its Subsidiaries as of the date of this Agreement.

6.05                        Governmental Reports and Shareholder Information

BDC shall promptly upon its becoming available, furnish to Merchants one (1) copy of each financial statement, report, notice, or proxy statement sent by it or any Subsidiary to any Governmental Authority or to its shareholders generally and of any order issued by any Governmental Authority in any proceeding to which it or any of its Subsidiaries is a party. For purposes of this Agreement, “Governmental Authority” shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over the applicable party or its business, operations or properties.

6.06                        Financial Statements

(a)                                 Within sixty (60) days after execution of this Agreement, BDC shall provide to Merchants an audited balance sheet (the “Audit”) for BDC as of June 30, 2016. The Audit shall be prepared by BKD LLP.

(b)                                 In addition to delivering the Audit, BDC shall as soon as reasonably available after the date of this Agreement, deliver to the Merchants any additional financial statements which have been prepared on its behalf or at its direction, including its quarterly and its monthly unaudited balance sheets and profit and loss statements prepared for its internal use, its Call Reports for each quarterly period completed prior to the Effective Time, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law. Collectively, all such BDC financial statements described by this Section 6.06 are referred to as the “BDC Subsequent Financial Statements.” The BDC Subsequent Financial Statements shall be prepared on a basis consistent with past accounting practices and GAAP to the extent applicable and shall present fairly the financial condition and results of operations as of the dates and for the periods presented (except, in the case of unaudited financial statement or Call Report information, for the absence of notes and/or year-end adjustments). The BDC Subsequent Financial Statements, including the notes thereto, shall not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts, if such inclusion or omission would render such financial statements inaccurate, incomplete or misleading in any material respect.

6.07                        Dividends

Neither BDC nor its Subsidiaries shall distribute or pay any dividends on its shares of common stock, or authorize a stock split, or make any other distribution to its shareholders, except that BDC Subsidiaries may pay cash dividends to BDC in the ordinary course of business for payment of reasonable and necessary business and operating expenses of BDC.

6.08                        Acquisition Proposals

BDC agrees that neither it nor JSB shall, and that it shall direct and use its reasonable best efforts in good faith to cause its and JSB’s directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving BDC or JSB, or any purchase of all or substantially all of the assets of BDC or JSB or more than 10% of the outstanding equity securities of BDC or JSB (any such proposal or offer being hereinafter referred to as an “BDC Acquisition Proposal”). BDC further agrees that neither BDC nor JSB shall, and that it shall direct and use its reasonable best efforts in good faith to cause its and JSB’s directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an BDC Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an BDC Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent BDC or the BDC Board from (i) complying with its disclosure obligations under federal or state law; (ii) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written BDC Acquisition Proposal if the BDC or JSB Board receives from the Person so requesting such information an executed confidentiality agreement; (iii) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written BDC Acquisition Proposal or (iv) recommending such an BDC Acquisition Proposal to the shareholders of BDC, if and only to the extent that, in each such case referred to in clause (ii) or (iii) above, (A) the BDC Board determines in good faith

(after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (B) the BDC Board determines in good faith (after consultation with its financial advisor) that such BDC Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to BDC’s shareholders from a financial point of view than the Merger. A BDC Acquisition Proposal which is received and considered by the BDC Board in compliance with this Section 6.08 and which meets the requirements set forth in clause (iv) of the preceding sentence is herein referred to as an “BDC Superior Proposal.” BDC agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any BDC Acquisition Proposals. BDC agrees that it will notify Merchants if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, BDC, JSB, or any of its representatives.

6.09                        Benefit Plans; Continuing Employees

(a)                                 Following the Effective Time, all employee benefit plans currently sponsored by BDC or JSB will be maintained by JSB as separate plans for a period that does not exceed any applicable transition period permitted under ERISA or the Code which relate to the Merger; provided however, that Merchants may, in its sole discretion, cause JSB to terminate such employee benefit plans prior to the end of the applicable transition period. BDC and JSB, as applicable, agree to take, or cause to be taken, all actions necessary to (i) assign each employee benefit plan to JSB, (ii) deliver to JSB all financial, enrollment, eligibility, contractual and other information required to administer such plans; and (iii) terminate such plans as directed by Merchants.

(b)                                 Following the Effective Time, Merchants expects to continue to cause on at-will basis current employees of JSB who are employed by JSB immediately prior to the Effective Time to continue to be employed by JSB or another bank subsidiary of Merchants. Nothing in this Agreement requires Merchants to retain any of JSB’s employees for any period of time after the Merger.

(c)                                  From and after the Effective Time, employees continuing with JSB who become participants in the employee benefit plans of Merchants shall receive credit, for eligibility and vesting purposes, but not benefit accrual purposes, for the service of such employees with BDC or JSB prior to the Effective Time as if such service were with Merchants or one of its subsidiary banks.

(d)                                 On or before the Effective Time, JSB shall take, or cause to be taken, all actions necessary to terminate each Joy State Bank Deferred Incentive Agreement in effect between JSB and members of its board of directors, which terminations shall be completed in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B). All amounts accrued under such agreements as of the date of termination will be liquidated and distributed no later than the first anniversary of the Effective Time.

6.10                        Indemnification

(a)                                 All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of BDC and its Subsidiaries as provided in its charters or by-laws and any existing indemnification agreements or arrangements of BDC described in the BDC Disclosure Schedule, shall survive the Merger and shall continue in full force and effect in accordance with their terms to the extent permitted by law, and shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring or alleged to occur at or prior to the Effective Time.

(b)                                 In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of BDC (the “Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of BDC or its predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best reasonable efforts to defend against and respond thereto.

(c)                                  Merchants shall cause the individuals serving as officers and directors of BDC immediately before the Effective Time to be covered for a period of six (6) years from the Effective Time by the directors’ and officers’ liability insurance policy maintained by BDC (provided that Merchants may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous to such officers and directors than such policy) with respect to acts or omissions occurring before the Effective Time; provided, further, that in no event shall Merchants be required to expend pursuant to this Section 6.10(c) more than an amount per year equal to 150% of the annual premiums paid by BDC as of the Effective Time for such insurance; provided, however, that if the cost exceeds such limit, Merchants shall use its reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

(d)                                 The provisions of this Article shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and other Person named herein and his or her heirs and representatives. Merchants shall cause any successor, whether by consolidation, merger or transfer of substantially all of its properties or assets, to comply with its obligations under this Article.

(e)                                  Any Indemnified Party wishing to claim indemnification under Section 6.10, upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify the Surviving Corporation thereof; provided that the failure so to notify shall not affect the obligations of the Surviving Corporation under Section 6.10 unless and to the extent that the Surviving Corporation is prejudiced as a result of such failure.

6.11                        Life Insurance Policies

BDC and its Subsidiaries may sell, transfer or surrender prior to the Effective Time all of the bank owned life insurance and other life insurance policies owned by BDC and its Subsidiaries. Any transactions made pursuant to this Section shall be reflected in the Minimum BDC Consolidated Shareholders’ Equity. The named insured for any bank owned life insurance that will not be transferred to such named insured prior to the Effective Time has prior to the date hereof, or has agreed to execute prior to the Effective Time, an amendment to the agreement related to the insurance policy in the form of Exhibit 6.11 hereto.

6.12                        Bank Stock

BDC and its Subsidiaries shall sell, transfer or dispose of prior to the Effective Time all of the shares of capital stock of Quad City Bank and Sauk Valley Bank, or their respective holding companies.

6.13                        Notice of Breach

BDC shall promptly give written notice to Merchants upon becoming aware of the existence, or the impending or threatened occurrence of, any events which have caused or would cause or constitute a breach of any of the representations, warranties, covenants or agreements made under this Agreement and will use its reasonable best efforts in good faith to prevent or promptly remedy the same.

ARTICLE VII.

CONDITIONS PRECEDENT TO THE MERGER

7.01                        Merchants

The obligation of Merchants to consummate the Merger is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by Merchants:

(a)                                 Representations and Warranties at Effective Time. Each of the representations and warranties of BDC contained in this Agreement shall be true, accurate and correct in all material respects at and as of the Effective Time as though such representations and warranties had been made or given on and as of the Effective Time (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date); provided that no representation or warranty of BDC, except for Section 3.03(a) hereof, shall be deemed untrue, inaccurate or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representations or warranty of BDC, has had or would result in a Material Adverse Effect on BDC.

(b)                                 Covenants. Each of the covenants and agreements of BDC shall have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

(c)                                  Deliveries at Closing. Merchants shall have received from BDC at the Closing (as hereinafter defined) the items and documents, in form and content reasonably satisfactory to Merchants, set forth in Section 10.02(b) hereof.

(d)                                 Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (“Regulatory Approvals”) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Board of Directors of Merchants reasonably determines in good faith would (i) following the Effective Time, have a Material Adverse Effect on the Surviving Corporation, or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that Merchants would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

(e)                                  Shareholder Approval. The shareholders of BDC shall have approved and adopted this Agreement as required by applicable law and its Articles of Incorporation and By-Laws.

(f)                                   Officers’ Certificate. BDC shall have delivered to Merchants a certificate signed by its President and its Secretary, dated as of the Effective Time, certifying that: (i) the representations and warranties of BDC contained in Article III are true, accurate and correct in all respects on and as of the Effective Time, subject to the standard specified in Section 7.01(a) above; (ii) all the covenants of BDC have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; (iii) there were and are no Dissenter’s Shares; and (iv) BDC has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

(g)                                  Material Proceedings. None of Merchants, BDC, or either of their Subsidiaries, shall be subject to any statute, rule, regulation, injunction, order or decree, which shall have been enacted, entered, promulgated or enforced, which prohibits, prevents or makes illegal completion of the Merger, and no material claim, litigation or proceeding shall have been initiated or threatened relating to the Agreement or the Merger or seeking to prevent the completion of the Merger.

(h)                                 Minimum BDC Consolidated Shareholders’ Equity. The BDC Consolidated Shareholders’ Equity at the Effective Time shall equal or exceed the Minimum BDC Consolidated Shareholders’ Equity.

7.02                        BDC

The obligation of BDC to consummate the Merger is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by BDC:

(a)                                 Representations and Warranties at Effective Time. Each of the representations and warranties of Merchants contained in this Agreement shall be true, accurate and correct in all material respects on and as of the Effective Time as though the representations and warranties had been made or given at and as of the Effective Time (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date); provided that no representation or warranty of Merchants, except for Section 4.03(a) hereof, shall be deemed untrue, inaccurate or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representations or warranty of Merchants, has had or would result in a Material Adverse Effect on Merchants.

(b)                                 Covenants. Each of the covenants and agreements of Merchants shall have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time.

(c)                                  Deliveries at Closing. BDC shall have received from Merchants at the Closing the items and documents, in form and content reasonably satisfactory to BDC, listed in Section 10.02(a) hereof.

(d)                                 Regulatory Approvals. Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

(e)                                  Shareholder Approvals. The shareholders of BDC shall have approved and adopted this Agreement as required by applicable law and such entity’s Articles of Incorporation.

(f)                                   Officers’ Certificate. Merchants shall have delivered to BDC a certificate signed by its Chairman or President and its Secretary, dated as of the Effective Time, certifying that: (i) the representations and warranties of Merchants contained in Article IV are true, accurate and correct in all respects on and as of the Effective Time, subject to the standard specified in Section 7.02(a) above; (ii) all the covenants of Merchants have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) Merchants has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

(g)                                  Material Proceedings. None of Merchants, BDC, or any Subsidiary of Merchants or BDC, shall be subject to any statute, rule, regulation, injunction, order or decree, which shall have been enacted, entered, promulgated or enforced, which prohibits, prevents or makes illegal completion of the Merger, and no material claim, litigation or proceeding shall have been initiated or threatened relating to the Agreement or the Merger or seeking to prevent the completion of the Merger.

ARTICLE VIII.

TERMINATION OF MERGER

8.01                        Termination

This Agreement may be terminated and abandoned at any time prior to the Closing Date, only as follows:

(a)                                 by the mutual written consent of Merchants and BDC;

(b)                                 by either of BDC or Merchants by written notice to the other:

(i)                                     if the Agreement is not approved by the requisite vote of BDC’s shareholders at the meeting of shareholders contemplated in Section 6.02;

(ii)                                  if any Governmental Authority of competent jurisdiction shall have issued an order, decree, judgment or injunction or taken any other action that permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger, and such order, decree, judgment, injunction or other action shall have become final and non-appealable or if any consent or approval of any Governmental Authority whose consent or approval is required to consummate the Merger has been denied and such denial has become final and non-appealable; or

(iii)                               if the consummation of the Merger shall not have occurred on or before June 30, 2017 (the “Outside Date”); provided that the right to terminate this Agreement under this Section 8.01(b)(iii) shall not be available to any party whose breach of any provision of this Agreement causes the failure of the Merger to occur on or before the Outside Date;

(c)                                  by written notice from Merchants to BDC, if:

(i)                                     any event shall have occurred which is not capable of being cured prior to the Outside Date and would result in any condition set forth in Section 7.01 not being satisfied prior to the Outside Date;

(ii)                                  BDC breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.01, and such condition is incapable of being satisfied by the Outside Date or such breach has not been cured by BDC within 20 business days after BDC’s receipt of written notice of such breach from Merchants;

(iii)                               there has been a Material Adverse Effect on BDC on a consolidated basis as of the Effective Time, as compared to that in existence as of the date of this Agreement;

(iv)                              the BDC Board of Directors shall fail to include its recommendation to approve the Merger in the proxy statement;

(v)                                 the BDC Board shall approve any BDC Acquisition Proposal or publicly recommend that the holders of BDC Common Stock accept or approve any BDC Acquisition Proposal; or

(vi)                              BDC shall have entered into, or publicly announced its intention to enter into, a definitive agreement, agreement in principle or letter of intent with respect to any BDC Acquisition Proposal.

(d)                                 by written notice from BDC to Merchants if:

(i)                                     any event shall have occurred which is not capable of being cured prior to the Outside Date and would result in any condition set forth in Section 7.02 not being satisfied prior to the Outside Date; or

(ii)                                  Merchants breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.02 and such condition is incapable of being satisfied by the Outside Date or such breach has not been cured by Merchants within 20 business days after Merchants’ receipt of written notice of such breach from BDC.

8.02                        Effect of Termination

(a)                                 Subject to the remainder of this Section 8.02, in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Merchants or BDC and each of their respective directors, officers, employees, advisors, agents, or shareholders and all rights and obligations of any party under this Agreement shall cease, except for the agreements contained in this Section 8.02 and Section 11.09, which shall remain in full force and effect and survive any termination of this Agreement; provided, however, that nothing contained in this Section 8.02(a), except for the fees payable pursuant to subsections (b), (c) or (d), shall relieve any party hereto from liabilities or damages arising out of any fraud or intentional breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

(b)                                 BDC shall pay to Merchants an amount in cash equal to $150,000 (the “Termination Fee”) if:

(i)                                     this Agreement is terminated by Merchants pursuant to Section 8.01(c), with the exception of subsection (i) thereof unless in the case that the occurrence of such an event related to subsection (i) is the direct result of a breach of this Agreement by BDC; or

(ii)                                  this Agreement is terminated by either party pursuant to Section 8.01(b)(i) as a result of the failure of BDC’s shareholders to approve the Agreement by the requisite vote; or

(iii)                               this Agreement is terminated by either party pursuant to Section 8.01(b)(iii) and (A) prior to the date of such termination, a BDC Acquisition Proposal was made, and (B) prior to the date that is twelve months after such termination, BDC or any of its Subsidiaries enters into any BDC Acquisition Agreement or any BDC Acquisition Proposal is consummated.

(c)                                  Any fee due under Section 8.02(b) shall be paid to Merchants by BDC by wire transfer of same day funds:

(i)                                     in the case of Section 8.02(b)(i), concurrently with such termination; and

(ii)                                  in the case of Section 8.02(b)(ii) or Section 8.02(b)(iii), on the earlier of the date BDC enters into such Acquisition Agreement or consummates such Acquisition Proposal.

(d)                                 In the event that BDC owes the Termination Fee and/or fees and expenses to Merchants pursuant Section 8.02(b), then the payment of such amounts shall be the sole and exclusive remedy of Merchants for those termination events and shall constitute liquidated damages.

(e)                                  Each party to this Agreement acknowledges that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party hereto would not have entered into this Agreement. Accordingly, if (i) (A) BDC fails promptly to pay the amounts due pursuant to this Section 8.02 or (B) Merchants fails to comply with any demand for specific performance of this Agreement and completion of the Merger, and (ii) in order to obtain such payment or such specific performance, the aggrieved party shall commence a suit that results in a judgment against the non-performing party for the amounts or relief set forth in this Section 8.02, then the non-performing party shall pay to the aggrieved party its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 8.02 at the national prime rate in effect on the date such payment was required to be made.

ARTICLE IX.

EFFECTIVE TIME OF THE MERGER

Upon the terms and subject to the conditions specified in this Agreement, the Merger shall become effective on the day and at the time specified in the Articles of Merger of Acquisition Corp and BDC as filed with the Indiana Secretary of State (the “Effective Time”). Unless otherwise mutually agreed to by the parties hereto, the Effective Time will occur on the last business day of the month in which following occur: (a) the fulfillment of all conditions precedent to the Merger set forth in Article VII of this Agreement and (b) the expiration of all waiting periods in connection with the bank regulatory applications filed for the approval of the Merger.

ARTICLE X.

CLOSING

10.01                 Closing Date and Place

So long as all conditions precedent set forth in Article VII hereof have been satisfied and fulfilled, the closing of the Merger (the “Closing”) will take place at 9:00 AM Eastern Time on such day (or if such day is not a business day on which the Indiana Secretary of State accepts filings under the Indiana Business Corporation Law, then on the last day prior to such date that is a business day) as the day of the Effective Time (the “Closing Date”) at a location to be reasonably determined by Merchants.

10.02                 Deliveries

(a)                                 At the Closing, Merchants will deliver to BDC the following:

(i)                                     the officers’ certificate contemplated by Section 7.02(f) hereof;

(ii)                                  copies of all approvals by government regulatory agencies necessary to consummate the Merger;

(iii)                               copies of the resolutions adopted by the Board of Directors of Merchants certified by the Secretary of Merchants relative to the approval of this Agreement and the Merger; and

(iv)                              such other documents as BDC or its legal counsel may reasonably request.

(b)                                 At the Closing, BDC will deliver to Merchants the following:

(i)                                     the officers’ certificates contemplated by Sections 7.01(f) and (h) hereof;

(ii)                                  copies of the resolutions adopted by the Board of Directors and shareholders of BDC certified by the Secretary of BDC relative to the approval of this Agreement and the Merger; and

(iii)                               such other documents as Merchants or its legal counsel may reasonably request.

ARTICLE XI.

MISCELLANEOUS

11.01                 Effective Agreement

This Agreement and the recitals hereof shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the respective parties hereto under this Agreement may be assigned by any party hereto without the prior written consent of the other parties hereto. The representations, warranties, covenants and agreements contained in this Agreement, as well as the documents and instruments referred to herein, are for the sole benefit of the parties hereto and their successors and assigns, and they will not be construed as conferring any rights on any other Persons, except for Section 6.10 hereof.

11.02                 Waiver; Amendment

(a)                                 The parties hereto may by an instrument in writing: (i) extend the time for the performance of or otherwise amend any of the covenants, conditions or agreements of the other parties under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other parties of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition, the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to consummate the Merger. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement will not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

(b)                                 This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

11.03                 Notices

All notices, requests and other communications hereunder will be in writing and will be deemed to have been duly given if delivered by hand and receipted for, delivered by certified United States Mail, return receipt requested, first class postage pre-paid, delivered by overnight express receipted delivery service, as follows:

If to Merchants or Acquisition Corp:	with a copy to (which will not constitute notice):

Merchants Bancorp	Krieg DeVault LLP
11555 North Meridian Street	One Indiana Square, Suite 2800
Carmel, Indiana 46032	Indianapolis, Indiana 46204
ATTN: Michael F. Petrie, Chairman and CEO	ATTN: Michael J. Messaglia

If to BDC:	with a copy to (which will not constitute notice):

Bluestem Development Corporation	Howard & Howard Attorneys PLLC
101 West Main Street	200 South Michigan Avenue, Suite 1100
Joy, Illinois 61260	Chicago, Illinois 60604
ATTN: James N. Godke	ATTN: Jude M. Sullivan

or such substituted address or Person as any of them have given to the other in writing. All such notices, requests or other communications shall be effective: (a) if delivered by hand, when delivered; (b) if mailed in the manner provided herein, five (5) business days after deposit with the United States Postal Service; and (c) if delivered by overnight express delivery service, on the next business day after deposit with such service with sufficient shipping fees for next business day delivery prepaid.

11.04                 Headings

The headings in this Agreement have been inserted solely for ease of reference and should not be considered in the interpretation or construction of this Agreement.

11.05                 Severability

In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

11.06                 Counterparts; Facsimile

This Agreement may be executed in any number of counterparts and by facsimile, each of which will be an original, but such counterparts shall together constitute one and the same instrument.

11.07                 Governing Law; Enforcement; Specific Performance; Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law. The parties hereto hereby agree that all claims, actions, suits and proceedings between the parties hereto relating to this Agreement shall be filed, tried and litigated only in the Circuit or Superior Courts of Marion County, Indiana or the United States District Court for the Southern District of Indiana, Indianapolis Division. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified above without the necessity of posting any bond or other security and each of the parties hereby waives the defense in any such suit that the party seeking specific performance has an adequate remedy at law and agrees not to interpose any opposition, legal or otherwise, as to the propriety of specific performance as a remedy. The remedy of specific performance as provided in this paragraph shall be the sole and exclusive remedy of the parties and their respective shareholders under this Agreement, and neither party nor its respective shareholders shall have any other rights or remedies under this Agreement, except as otherwise provided in this Agreement. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR

OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTION AGREEMENTS.

11.08                 Entire Agreement

This Agreement and the Exhibits hereto supersede all other prior or contemporaneous understandings, commitments, representations, negotiations or agreements, whether oral or written, among the parties hereto relating to the Merger or matters contemplated herein and constitute the entire agreement between the parties hereto, except as otherwise provided herein and except for the Mutual Nondisclosure Agreement dated June 20, 2016, by and between BDC and Merchants (the “Confidentiality Agreement”). Upon the execution of this Agreement by all the parties hereto, any and all other prior writings of either party relating to the Merger, will terminate and will be rendered of no further force or effect. The parties hereto agree that each party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

11.09                 Survival of Representations, Warranties or Covenants

Except as set forth in the following sentences, none of the representations, warranties or covenants of the parties will survive the Effective Time or the earlier termination of this Agreement, and thereafter Merchants, BDC and all the respective directors, officers and employees of Merchants and BDC will have no further liability with respect thereto. The covenants contained in Section 8.02 shall survive termination of this Agreement. The covenants contained in Sections 2.02 and 6.10 shall survive the Effective Time.

11.10                 Expenses

Except as provided elsewhere in this Agreement, each party to this Agreement shall pay its own expenses incidental to the Merger contemplated hereby.

11.11                 Certain References

Whenever in this Agreement a singular word is used, it also will include the plural wherever required by the context and vice-versa, and the masculine or neuter gender shall include the masculine, feminine and neuter genders. Except expressly stated otherwise, all references in this Agreement to periods of days shall be construed to refer to calendar, not business, days. The term “business day” will mean any day except Saturday and Sunday when Merchants Bank, in Carmel, Indiana, is open for the transaction of business.

11.12                 Disclosure Schedules

The mere inclusion of an item in a party’s Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by such party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect. Further, while each party will use commercially reasonable efforts to specifically reference each Section of this Agreement under which such disclosure is made pursuant to such party’s Disclosure Schedule, any information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section of this Agreement in such party’s Disclosure Schedule unless it is reasonably apparent the disclosed information relates to another Section or Sections of this Agreement notwithstanding the absence of a specific cross-reference.

[Signature Page Follows]

IN WITNESS WHEREOF, Merchants, Acquisition Corp, and BDC have made and entered into this Agreement, as of the day and year first above written and have caused this Agreement to be executed, attested in counterparts and delivered by their duly authorized officers.

MERCHANTS BANCORP

By:	/s/ Michael F. Petrie
Michael F. Petrie, Chairman of the Board and Chief Executive Officer

MB ACQUISITION CORP

By:	/s/ Michael F. Petrie
Michael F. Petrie, President

BLUESTEM DEVELOPMENT CORPORATION

By:	/s/ Kevin Conway

Title:	Chairman of the Board

[Signature Page to Agreement and Plan of Merger]

EXHIBIT 1.01(e)(i)

ARTICLES OF MERGER

OF

MB ACQUISITION CORP.

(an Indiana Corporation)

WITH

BLUESTEM DEVELOPMENT CORPORATION

(an Illinois Corporation)

WITH

BLUESTEM DEVELOPMENT CORPORATION

as the Surviving Corporation

In compliance with the requirements of the Indiana Business Corporation Law and the Illinois Business Corporation Act of 1983, each as amended (collectively, the “Acts”), the undersigned corporations, desiring to effect a merger, set forth the following facts:

Article I

MERGING CORPORATION

Section 1.  The corporation merging is MB Acquisition Corp. (the “Merging Corporation”).

Section 2.  The Merging Corporation is a domestic corporation existing pursuant to the provisions of the Indiana Business Corporations Act, as amended, was incorporated in Indiana on October [X], 2016.

Article II

SURVIVING CORPORATION

Section 1.  The corporation surviving the merger is Bluestem Development Corporation (the “Surviving Corporation”).  The Surviving Corporation’s name has not been changed as a result of the merger and will remain “Bluestem Development Corporation.”

Section 2.  The Surviving Corporation is a domestic corporation existing pursuant to the provisions of the Illinois Business Corporation Act of 1983, as amended, was incorporated in Illinois on July 3, 1996, and will maintain its principal office at 101 West Main Street, Joy, Mercer County, Illinois 61260.

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Article III

PLAN OF MERGER

The Plan of Merger (the “Agreement”) dated [•], [•] containing such information as required by the Acts, is set forth in Exhibit A attached hereto and made a part hereof.

Article IV

MANNER OF ADOPTION AND VOTE

Section 1.  Action by Merging Corporation

A.  Action by Directors.  The Agreement was approved and adopted Board of Directors of MB Acquisition Corp. by written consent on [•].

B.  Vote of Shareholders.  The sole shareholder of all 100 shares of MB Acquisition Corp. approved of the merger and adopted the Agreement by written consent on [•].

Section 2.  Action by Surviving Corporation

A.  Action by Directors.  The Agreement was approved and adopted at a meeting of the Board of Directors of Bluestem Development Corporation duly held and convened on [•].

B.   Vote of Shareholders.  With respect to Bluestem Development Corporation, the designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the merger, and number of shares voted in favor or against or having abstained as to the merger are set forth below:

Designation of Voting Group	Common Stock

Number of Outstanding Shares	10,000

Number of Votes Entitled to be Cast	[•]

Shares Voted in Favor	[•]

Shares Voted Against	[•]

Shares Abstained	[•]

The number of votes cast for approval of the Agreement by the shareholders of Bluestem Development Corporation was sufficient for approval thereof.

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Article V

EFFECTIVE DATE AND TIME

The effective date and time of the merger hereby effectuated shall be [•] Eastern Standard Time, [•][•], 20[•].

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IN WITNESS WHEREOF, the undersigned Surviving Corporation and Merging Corporation, by their respective officers, acting for and on behalf of such corporations, hereby execute these Articles of Merger; and each of such corporations certifies to the truth of the facts and acts relating to it and the action taken by its respective Board of Directors and shareholders.

Dated this [•] day of [•], 20[•].

MB ACQUISITION CORP.
“Merging Corporation”

By:
[•]
[•]

BLUESTEM DEVELOPMENT CORPORATION
“Surviving Corporation”

By:
[•]
[•]

[Signature Page to Articles of Merger]

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EXHIBIT 1.01(e)(ii)

PLAN OF MERGER

THIS PLAN OF MERGER (the “Agreement”) is made and entered into this [•] day of [•], 20[•] by and between MB Acquisition Corp. (“Acquisition Corp”) and Bluestem Development Corporation (the “BDC” or the “Surviving Corporation”).

W I T N E S S E T H:

WHEREAS, Acquisition Corp is an Indiana corporation with its principal office located in Indianapolis, Marion County, Indiana; and

WHEREAS, BDC is an Illinois corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal office located in Joy, Mercer County, Illinois; and

WHEREAS, pursuant to a separate Agreement and Plan of Merger (the “Merger Agreement”), dated October [•], 2016, Acquisition Corp and BDC have agreed to a corporate reorganization whereby Acquisition Corp will merge with BDC, with BDC as the surviving entity; and

WHEREAS, the boards of directors of each of Acquisition Corp and BDC have determined that it is in the best interests of their respective corporations and their respective shareholders to consummate the merger provided for herein and have approved this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby make this Agreement and prescribe the terms and conditions of the merger of Acquisition Corp with BDC, with BDC as the surviving entity, and the mode of carrying such merger into effect as follows:

ARTICLE I

THE MERGER

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time (as defined herein), Acquisition Corp shall be merged with BDC, with BDC as the surviving entity (the “Merger”).  BDC shall continue its corporate existence under the laws of the State of Illinois and under the Articles of Incorporation and By-Laws of BDC. At the Effective Time, the separate corporate existence of Acquisition Corp shall cease.

ARTICLE II

THE SURVIVING CORPORATION

Section 2.1                                   Name and Offices.  Upon and following the Effective Time of the Merger, the name of the Surviving Corporation shall be “Bluestem Development Corporation” and shall continue its corporate existence under the laws of the State of Illinois pursuant to the provisions of and with the effect provided in the Illinois Business Corporation Act of 1983, as amended. The principal office of the Surviving Corporation shall be located at 101 West Main

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Street, Joy, Mercer County, Illinois 61260 until such time as the board of directors of the Surviving Corporation designates otherwise.

Section 2.2                                   Authorized Shares.  The total number of shares that Surviving Corporation shall have authority to issue is 100,000 shares of common stock.

Section 2.3                                   Directors of the Surviving Corporation.  The directors of the Acquisition Corp serving at the Effective Time shall continue to serve as the directors of the Surviving Corporation, until such time as their successors have been duly elected and have qualified or until their earlier resignation, death, or removal as a director.

Section 2.4                                   Officers of the Surviving Corporation.  The officers of Acquisition Corp serving at the Effective Time shall continue to serve as the officers of the Surviving Corporation, until such time as their successors shall have been duly elected and have qualified or until their earlier resignation, death or removal from office.

Section 2.5                                   Articles of Incorporation and Bylaws.

(a)                                 Articles of Incorporation.  The Articles of Incorporation of BDC in existence at the Effective Time shall remain the Articles of Incorporation of the Surviving Corporation following the Effective Time, until such Articles of Incorporation are amended or repealed as provided therein or by applicable law.

(b)                                 Bylaws.  The By-Laws of BDC in existence at the Effective Time shall remain the By-Laws of the Surviving Corporation following the Effective Time, until such By-Laws are amended or repealed as provided therein or by applicable law.

Section 2.6                                   Effect of the Merger.  At the Effective Time, the title to all of Acquisition Corp and BDC’s respective assets, real estate and other property owned shall vest in the Surviving Corporation as set forth in Indiana Code Section 23-1-40-6 and Illinois Comp. Stat. § 5/11.50, each as amended, without reversion or impairment. At the Effective Time, all of Acquisition Corp and BDC’s respective liabilities of the shall be assumed by the Surviving Corporation as set forth in Indiana Code Section 23-1-40-6 and Illinois Comp. Stat. § 5/11.50, each as amended.

ARTICLE III

MANNER AND BASIS OF EXCHANGE

Section 3.1                                   Merger Consideration.  Subject to the terms and conditions of this Agreement and the Merger Agreement, at the Effective Time, each share of BDC common stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held as treasury stock of Acquisition Corp and (ii) shares held directly or indirectly by Acquisition Corp, except shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, if any) shall redeemed and cancelled and be converted into the right to receive cash in an amount specified in the Merger Agreement (the “Merger Consideration”).

Section 3.2                                   Effect of Conversion.  At and after the Effective Time, each certificate and each book-entry which immediately prior to the Effective Time represented the outstanding

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shares of common stock of the BDC shall represent only the right to receive the Merger Consideration.

Section 3.3                                   Exchange Procedure.  Each holder of BDC common stock shall, upon (i) surrender each certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by Acquisition Corp (or bond or other indemnity satisfactory to Acquisition Corp if any of such certificates are lost, stolen or destroyed) in the case of certificated shares, or (ii) receipt of an “agent’s message” by Acquisition Corp (or such other evidence, if any, of transfer as Acquisition Corp may reasonably request) in the case of book-entry shares, be entitled to receive the Merger Consideration in accordance with the Merger Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

The obligation of Acquisition Corp and BDC to consummate the Merger contemplated by this Agreement is subject to the receipt of all required approvals of the shareholders of BDC and the receipt of all appropriate orders, consents, approvals and clearances from all necessary regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the Merger, as well as the satisfaction of the conditions set forth in the Merger Agreement.

ARTICLE V

EFFECTIVE TIME

Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement, the Merger shall become effective on the date and at the time specified in the Articles of Merger filed with the Indiana Secretary of State.

ARTICLE VI

TERMINATION

Section 6.1                                   Manner of Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time as provided in the Merger Agreement.

Section 6.2                                   Effect of Termination.  Upon termination by written notice, this Agreement shall be of no further force or effect, and there shall be no further obligations or liabilities by reason of this Agreement or the termination thereof on the part of either party hereto or their respective directors, officers, employees, agents and shareholders, except as expressly provided in the Merger Agreement, including without limitation: (i) the confidentiality provisions of the Merger Agreement; and (ii) the payment of their respective expenses, as set forth in the Merger Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1                                   Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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Section 7.2                                   Entire Agreement.  This Agreement together with the Merger Agreement set forth the entire understanding of the parties hereto with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous understandings with respect to the subject matter hereof.   This Agreement is delivered subject to the terms and conditions of the Merger Agreement and in the event of any conflict between the provisions of this Agreement and the provisions of the Merger Agreement, the provisions of the Merger Agreement shall control.

Section 7.3                                   Notices.  Any notices, request or instruction to be given hereunder to any party hereto shall be in writing and delivered as provided in the Merger Agreement.

Section 7.4                                   Amendments; Waivers.  No amendments of this Agreement shall be binding unless executed in writing by all parties hereto.  Any waiver of any provision of this Agreement shall be in writing, and no waiver of any provision shall be deemed a waiver of any other provision or constitute a continuing waiver.

Section 7.5                                   Severability.  In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had ever been contained herein.

Section 7.6                                   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law.

Section 7.7                                   Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, MB Acquisition Corp. and Bluestem Development Corporation have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed and attested by their duly authorized officers.

MB ACQUISITION CORP.

By:
[•]
[•]

ATTEST:

By:
[•], Secretary

BLUESTEM DEVELOPMENT CORPORATION “ Surviving Corporation”

By:
[•]
[•]

ATTEST:

By:
[•], Secretary

[Signature Page to Plan of Merger]

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EXHIBIT 6.11

FIRST AMENDMENT OF

THE JOY STATE BANK

SPLIT DOLLAR AGREEMENT

WITH [                                  ]

WHEREAS, The Joy State Bank (the “Company”) is a wholly owned subsidiary of Bluestem Development Corporation (“BDC”); and

WHEREAS, BDC is entering into that certain Agreement and Plan of Merger (the “Merger”) with MB Acquisition Corp. (“Acquisition Corp”) and Merchants Bancorp (“Merchants”), whereby BDC will merge with Acquisition Corp, with BDC as the surviving entity, and thereafter BDC will be a direct, wholly owned subsidiary of Merchants and the Company will be an indirect, wholly owned subsidiary Merchants; and

WHEREAS, the Company entered into a Split Dollar Agreement (the “Agreement”) on July 12, 2000, between the Company and                (the “Insured”); and

WHEREAS, Article 7 of the Agreement authorizes the Company to amend or terminate the Agreement, subject to certain conditions provided in Paragraph 2.4; and

WHEREAS, Merchants has requested that the Company and the Insured agree to modifications of the Agreement, prior to the Merger, which would allow the Agreement to be terminated by the Company without the restrictions set forth in Paragraph 2.4; and

WHEREAS, the parties to the Agreement have agreed to amend the Agreement to remove the conditions in Paragraph 2.4.

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Insured agree to amend the Agreement as follows:

1.                                      By deleting Paragraph 2.4; and

2.                                      By deleting the paragraph under Article 7 and replacing it with the following:  “This Agreement may be amended or terminated by the Company at any time, subject to the option to purchase provided in Paragraph 2.3 of this Agreement.”

The Agreement shall remain the same in all other particulars.

(Signature page follows)

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IN WITNESS WHEREOF, the Company and the Insured have caused this amendment to be executed on this     day of October, 2016.

THE JOY STATE BANK

By:

Title:

INSURED

By:

Printed:

(Signature page of First Amendment of Split Dollar Agreement)

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